UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Becton, Dickinson and Company
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Becton, Dickinson and Company

1 Becton Drive

Franklin Lakes, New Jersey 07417-1880

www.bd.com

December 17, 2015

Dear Fellow Shareholders:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Becton, Dickinson and Company (“BD”) to be held at 1:00 p.m. EST on Tuesday, January 26, 2016 at the Four Seasons Hotel New York, 57 East 57th Street, New York, New York.

The accompanying notice of meeting and proxy statement describe the matters to be acted upon at the meeting. We also will report on matters of interest to BD shareholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote so that your shares will be represented and voted at the meeting. You may vote by proxy on the Internet or by telephone, or by completing and mailing the enclosed proxy card in the return envelope provided. You may also vote in person at the Annual Meeting.

Thank you for your continued support of BD.

Sincerely,

Vincent A. Forlenza
Chairman, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Becton, Dickinson and Company

1 Becton Drive

Franklin Lakes, New Jersey 07417-1880

December 17, 2015

The 2016 Annual Meeting of Shareholders of Becton, Dickinson and Company (“BD”) will be held as follows:

DATE:	Tuesday, January 26, 2016
TIME:	1:00 p.m. EST
LOCATION:	Four Seasons Hotel New York 57 East 57th Street New York, New York
PURPOSE:	To consider and act upon the following proposals:
1. The election as directors of the 12 nominees named in the attached proxy statement for a one-year term;
2. The ratification of the selection of the independent registered public accounting firm;
3. An advisory vote to approve named executive officer compensation;
4. Approval of amendments to the 2004 Employee and Director Equity-Based Compensation Plan; and
5. Such other business as may properly come before the meeting.

Shares represented by properly executed proxies will be voted in accordance with the instructions specified therein. Shares represented by properly executed proxies that do not provide specific voting instructions will be voted in accordance with the recommendations of BD’s Board of Directors set forth in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Shareholders to be held on January 26, 2016. BD’s proxy statement and 2015 Annual Report, which includes BD’s consolidated financial statements, are available at www.bd.com/investors/.

Shareholders of record at the close of business on December 4, 2015 will be entitled to attend and vote at the meeting.

By order of the Board of Directors,

Gary DeFazio
Senior Vice President and Corporate Secretary

YOU CAN VOTE BY PROXY OR SUBMIT VOTING INSTRUCTIONS IN

ONE OF THREE WAYS:

1.	VIA THE INTERNET:

Visit the website noted on your proxy/voting instruction card.

2.	BY TELEPHONE:

Use the telephone number noted on your proxy/voting instruction card.

3.	BY MAIL:

Promptly return your signed and dated proxy/voting instruction card in the enclosed envelope.

PROXY STATEMENT

2016 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, January 26, 2016

BECTON, DICKINSON AND COMPANY

1 Becton Drive

Franklin Lakes, New Jersey 07417-1880

GENERAL INFORMATION

Proxy solicitation

These proxy materials are being mailed or otherwise sent to shareholders of Becton, Dickinson and Company (“BD”) on or about December 17, 2015 in connection with the solicitation of proxies by the BD Board of Directors for BD’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) to be held at 1:00 p.m. EST on Tuesday, January 26, 2016 at the Four Seasons Hotel New York, 57 East 57th Street, New York, New York.

BD’s directors and its officers and other associates also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. BD has retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee not to exceed $25,000 plus expenses. The cost of soliciting proxies will be borne by BD.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Shareholders to be held on January 26, 2016. This proxy statement and BD’s 2015 Annual Report to Shareholders are also available at www.bd.com/investors/.

Shareholders entitled to vote; Attendance at the 2016 Annual Meeting

Shareholders of record at the close of business on December 4, 2015 are entitled to notice of, and to vote at, the meeting. As of such date, there were 212,165,747 shares of BD common stock outstanding, each entitled to one vote.

If your shares are held in the name of a bank, broker or other nominee (also known as shares held in “street name”) and you wish to attend the meeting, you must present proof of ownership as of the record date, such as a bank or brokerage account statement, to be admitted. BD may request appropriate identification for any person seeking to attend the meeting as a condition of admission.

Quorum; Required vote

The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum. Directors are elected by a majority of the votes cast at the meeting (Proposal 1). If an incumbent director does not receive the requisite vote, he or she must offer to submit his or her resignation, and the Board will decide whether to accept the resignation in accordance with the process described later in this proxy statement. Approval of Proposals 2, 3 and 4 requires the affirmative vote of a majority of the votes cast at the meeting.

Under New Jersey law, abstentions and shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for any of the proposals. Proposal 2 is a “discretionary item”, and New York Stock Exchange (“NYSE”) member brokers that do not receive instructions on how to vote from beneficial owners may cast those votes in their discretion on Proposal 2.

How to vote

Shareholders of record may cast their votes at the meeting. In addition, shareholders of record may cast their votes by proxy, and participants in the BD plans described below may submit their voting instructions, by:

•	using the Internet and voting at the website listed on the enclosed proxy/voting instruction card (the “proxy card”);

•	using the telephone number listed on the proxy card; or

•	signing, completing and returning the proxy card in the enclosed postage-paid envelope.

Votes cast through the Internet and telephone votes are authenticated by use of a personal identification number. This procedure allows shareholders to appoint a proxy, and the various plan participants to provide voting instructions, and to confirm that their actions have been properly recorded. Specific instructions to be followed are set forth on the proxy card. If you vote through the Internet or by telephone, you do not need to return your proxy card. In order to be timely processed, voting instructions submitted by participants in BD’s Global Share Investment Program (the “GSIP”) must be received by 12:00 p.m. EST on January 20, 2016, and voting instructions submitted by participants in all other BD plans must be received by 12:00 p.m. EST on January 22, 2016. All proxies submitted by record holders through the Internet or by telephone must be received by 11:00 a.m. EST on January 26, 2016.

If you are the beneficial owner of shares held in “street name”, you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form provided to you by your nominee, or by following their instructions for voting through the Internet or by telephone. In the alternative, you may vote in person at the meeting if you obtain a valid proxy from your bank, broker or other nominee and present it at the meeting.

Shares represented by properly executed proxies will be voted in accordance with the instructions specified therein. Shares represented by properly executed proxies that do not specify voting instructions will be voted in accordance with the recommendations of the Board of Directors set forth in this proxy statement.

Savings Incentive Plan (the “SIP”)

Participants in the SIP, BD’s 401(k) plan, are named fiduciaries. As named fiduciaries, they may instruct the SIP trustee how to vote the shares of BD common stock allocated to their SIP accounts. Shares for which no voting instructions have been received by the SIP trustee will be voted in the same proportion as those shares for which timely instructions are received.

Participants in Other Plans

Participants in BD’s Deferred Compensation and Retirement Benefit Restoration Plan (the “Restoration Plan”), the 1996 Directors’ Deferral Plan (the “Directors Deferral Plan”), and the GSIP (if so provided under the terms of the local country GSIP plan) may provide voting instructions for all shares of BD common stock allocated to their plan accounts. The trustees of these plans will vote the plan shares for which they do not receive instructions in the same proportion as the plan shares for which they do receive instructions.

Proxies representing shares of BD common stock held of record also will serve as proxies for shares held under the Direct Stock Purchase Plan sponsored and administered by Computershare Trust Company, N.A. and any shares of BD common stock allocated to participants’ accounts under the plans mentioned above, if the registrations are the same. Separate mailings will be made for shares not held under the same registrations.

Revocation of proxies or change of instructions

A proxy given by a shareholder of record may be revoked or changed at any time before it is voted by:

•	sending written notice of revocation to the Corporate Secretary of BD at the address set forth above or delivering such notice at the meeting prior to the voting of the proxy,

•	delivering a proxy (by one of the methods described above under the heading “How to vote”) bearing a later date, or

•	voting in person by written ballot at the meeting.

Participants in the plans described above may change their voting instructions by delivering new voting instructions by one of the methods described above under the heading “How to vote.”

If you are the beneficial owner of shares held in “street name”, you may submit new voting instructions in the manner provided by your bank, broker or other nominee, or you may vote in person at the meeting in the manner described above under the heading “How to vote.”

Other matters

The Board of Directors is not aware of any matters to be presented at the meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting, the persons named in the proxy card will vote on such matters in accordance with their best judgment.

OWNERSHIP OF BD COMMON STOCK

Securities owned by certain beneficial owners

The following table sets forth as of September 30, 2015, information concerning those persons known to BD to be the beneficial owner of more than 5% of BD’s outstanding common stock. This information is based on filings made by such persons with the Securities and Exchange Commission (“SEC”).

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	16,836,276	(1)	8.0%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	13,202,887	(2)	6.3%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	11,959,855	(3)	5.7%
Wellington Management Co., LLP 280 Congress St. Boston, MA 02110	10,932,180	(4)	5.2%

(1)	The beneficial owner has sole dispositive power with respect to these shares, and sole voting power with respect to 4,382,063 shares.

(2)	The beneficial owner has sole dispositive power with respect to 12,801,309 shares and shared dispositive power with respect to 401,578 shares, and sole voting power with respect to 390,145 shares and shared voting power with respect to 17,400 shares.

(3)	The beneficial owner has sole dispositive power with respect to these shares and sole voting power with respect to 109,949 shares.

(4)	The beneficial owner has sole dispositive power with respect to these shares, and has shared voting power with respect to 5,555,886 shares.

Securities owned by directors and management

The following table sets forth as of December 7, 2015 information concerning the beneficial ownership of BD common stock by (i) each director, (ii) the executive officers named in the Summary Compensation Table on page 40, and (iii) all nominees for director and executive officers as a group. In general, “beneficial ownership” includes those shares that a director or executive officer has the sole or shared power to vote or dispose of, including shares that may be acquired under outstanding equity compensation awards or otherwise within 60 days. Except as indicated in the footnotes to the table, each person has the sole power to vote and dispose of the shares he or she beneficially owns.

BD has a policy that prohibits directors, officers and employees from pledging BD shares or engaging in transactions that are intended to hedge against the economic risk of owning BD shares. None of BD’s directors or executive officers has pledged or hedged against any of the shares listed.

BD COMMON STOCK

Name	Amount and nature of beneficial ownership(1)	Percentage of class
Basil L. Anderson	27,720	*
Henry P. Becton, Jr.(2)	260,948	*
Catherine M. Burzik	5,134	*
Edward F. DeGraan	35,301	*
Vincent A. Forlenza	1,226,544	*
Claire M. Fraser	17,557	*
Christopher Jones	15,318	*
William A. Kozy	564,581	*
Marshall O. Larsen	19,335	*
Gary A. Mecklenburg	26,986	*
James F. Orr	35,487	*
Willard J. Overlock, Jr.	55,542	*
Claire Pomeroy	2,696	*
Christopher R. Reidy	30,244	*
Rebecca W. Rimel	6,969	*
Bertram L. Scott	34,833	*
Jeffrey S. Sherman	271,236	*
Ellen Strahlman	20,244	*
Directors and executive officers as a group (26 persons)	3,408,438	1.6%

*	Represents less than 1% of the outstanding BD common stock.

(1)	Includes shares held directly, and, with respect to executive officers, indirect interests in BD common stock held under the SIP, GSIP and the Restoration Plan, and, with respect to the non-management directors, indirect interests in BD common stock held under the Directors’ Deferral Plan. Additional information on certain of these plans appears on pages 62-63. Includes shares under outstanding stock appreciation rights and restricted stock units that executive officers may acquire within 60 days, as follows: Mr. Forlenza, 1,097,294 shares; Mr. Kozy, 471,350 shares; Mr. Reidy, 30,244 shares; Mr. Sherman, 255,926 shares; and Dr. Strahlman, 20,244 shares. Also includes, with respect to each non-management director, shares issuable under restricted stock units as follows: Mr. Anderson, 21,238 shares; Mr. Becton, 22,707 shares; Ms. Burzik, 5,134 shares; Mr. DeGraan, 22,707 shares; Dr. Fraser, 17,557 shares; Mr. Jones, 10,670 shares; Mr. Larsen, 15,719 shares; Mr. Mecklenburg, 21,238 shares; Mr. Orr, 22,707 shares; Mr. Overlock, 22,707 shares; Dr. Pomeroy, 2,696 shares; Ms. Rimel, 6,334 shares; and Mr. Scott, 22,707 shares.

(2)	Includes 216,071 shares held by trusts of which Mr. Becton is a co-trustee with shared investment and voting power or held by a limited liability company owned by one of such trusts. Does not include 37,166 shares owned by Mr. Becton’s spouse, or 108,552 shares held in trusts for the benefit of his children, and as to each of which he disclaims beneficial ownership.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires BD’s directors and executive officers to file initial reports of their ownership of BD’s equity securities and reports of changes in such ownership with the SEC and the NYSE. Directors and executive officers are required by SEC regulations to furnish BD with copies of all Section 16(a) forms they file with respect to BD securities. Based solely on a review of copies of such forms and written representations from BD’s directors and executive officers, BD believes that, for the period from October 1, 2014 through September 30, 2015, all of its directors and executive officers were in compliance with the reporting requirements of Section 16(a).

Proposal 1.	ELECTION OF DIRECTORS

Members of our Board are elected to serve a term of one year and until their successors have been elected and qualified. All of the nominees for director have consented to being named in this proxy statement and to serve if elected. Each of the nominees is a current member of BD’s Board. Messrs. Henry P. Becton and Edward F. DeGraan, who have reached the mandatory retirement age under BD’s Corporate Governance Principles, will retire as members of the Board effective at the conclusion of the 2016 Annual Meeting. Mr. Becton has been appointed Director Emeritus, effective following the 2016 Annual Meeting. BD does not know of any reason why any nominee would be unable to serve as director. If any nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may nominate, or the size of the Board may be reduced.

BD directors have a variety of backgrounds, which reflects the Board’s continuing efforts to achieve a diversity of viewpoint, experience, knowledge, ethnicity and gender. As more fully discussed below, director nominees are considered on the basis of a range of criteria, including their business knowledge and background, prominence and reputation in their fields, global business perspective and commitment to strong corporate citizenship. They must also have experience and ability that is relevant to the Board’s oversight role with respect to BD’s business and affairs. Each nominee’s biography includes the particular experience and qualifications that led the Board to conclude that the nominee should serve on the Board.

NOMINEES FOR DIRECTOR

Basil L. Anderson, 70, has been a director since 2004. From 2001 until his retirement in 2006, he served as Vice Chairman of Staples, Inc., a supplier of office products.
Prior thereto, he was Executive Vice President – Finance and Chief Financial Officer
of Campbell Soup Company. Mr. Anderson also is a director of Hasbro, Inc.,
Moody’s Corporation and Staples, Inc.

Mr. Anderson has an extensive business and financial background as both an operating executive and as a chief financial officer of a major multinational public company. His experience includes strategic, business and financial planning and operations; international operations; and service as a director for public companies in different industries.

Catherine M. Burzik, 65, served as President and Chief Executive Officer of Kinetic
Concepts, Inc., a medical device company specializing in the fields of woundcare and regenerative medicine, from 2006 until January 2012 following the sale of the company. Ms. Burzik currently serves as Chair of the Board of Directors of the
American College of Wound Healing and Tissue Repair, Chair of the San Antonio
Branch of the Dallas Federal Reserve Board, General Partner of Targeted Technology
Fund II, LP, and Chair of StemBioSys, Inc., a Targeted Technology portfolio company. Previously, Ms. Burzik was President of Applied Biosystems; President of
Ortho-Clinical Diagnostics, Inc., a Johnson & Johnson company; and held senior executive roles at Eastman Kodak Company. Ms. Burzik was formerly a director of
Allscripts Healthcare Solutions, Inc.

Ms. Burzik is a seasoned executive in the healthcare industry, having led major medical device, diagnostic, diagnostic imaging and life sciences businesses. She contributes strong strategic and leadership expertise, and extensive knowledge of the global healthcare field.

Vincent A. Forlenza, 62, has been a director since 2011, and became BD’s Chairman in 2012. He was elected BD’s Chief Executive Officer in 2011 and has served as its
President since 2009. He also served as BD’s Chief Operating Officer from July 2010 to October 2011. Mr. Forlenza also is Chairman of the Advanced Medical
Technology Association (AdvaMed), an international medical technology trade organization. He is a member of the Board of Trustees of The Valley Hospital and
The Valley Health System, a member of the Board of Directors of the Quest Autism
Foundation, and a member of the Board of Trustees of Lehigh University and of the
Advisory Board for the P.C. Rossin College of Engineering and Applied Sciences at
Lehigh.

Mr. Forlenza has been with BD for over 35 years in a number of different capacities, including strategic planning, business development, research and development leadership and general management in each of BD’s segments and in overseas roles.
Mr. Forlenza brings to the Board extensive business and industry experience, and provides the Board with a unique perspective on BD’s strategy and operations, particularly in the area of new product development.

Claire M. Fraser, Ph.D, 60, has been a director since 2006. Since 2007, she has been
Director of the Institute for Genome Sciences and a Professor of Medicine at the
University of Maryland School of Medicine in Baltimore, Maryland. From 1998 to
2007, she served as President and Director of The Institute for Genomic Research, a
not-for-profit center dedicated to deciphering and analyzing genomes. Dr. Fraser also serves on the Board of the American Association for the Advancement of Science and
the Maryland Technology Development Corporation (TEDCO).

Dr. Fraser is a prominent scientist with a strong background in infectious diseases and molecular diagnostics, including the development of novel diagnostics and vaccines.
She also brings considerable managerial experience in her field.

Christopher Jones, 60, has been a director since 2010. Mr. Jones retired in 2001 as
Chief Executive Officer of JWT Worldwide (previously known as J. Walter
Thompson), an international marketing firm. Since 2002, Mr. Jones has been
Operating Partner and director at Motion Equity Partners (formerly Cognetas LLP), a pan-European private equity firm. He has been the non-executive Chairman of
Results International Group since 2002. He also is Chairman of the Board of The
Pavilion Clinic, a member of the Health Advisory Board of The Johns Hopkins
University Bloomberg School of Public Health and a member of the Board of
Directors of the Albert and Mary Lasker Foundation.

Mr. Jones contributes an important international perspective based on his distinguished career as a marketing leader and head of a global marketing firm. He offers substantial marketing, strategic and managerial expertise derived from his broad range of activities in the field.

Marshall O. Larsen, 67, has been a director since 2007. Mr. Larsen retired in 2012 as
Chairman, President and Chief Executive Officer of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry. Mr. Larsen also is a director of Air Lease Corporation, Lowe’s Companies, Inc. and United Technologies
Corporation.

As a veteran chief executive officer of a public company, Mr. Larsen offers the valuable perspective of an individual with highly-developed executive leadership and financial and strategic management skills in a global manufacturing company. These qualities reflect considerable domestic and international business and financial experience.

Gary A. Mecklenburg, 69, has been a director since 2004. In 2006, he retired as
President and Chief Executive Officer of Northwestern Memorial HealthCare, the
parent corporation of Northwestern Memorial Hospital, a position he had held since
1986. He also served as President of Northwestern Memorial Hospital from 1985 to
2002. He is currently an Executive Partner of Waud Capital Partners, L.L.C., a private equity investment firm. Mr. Mecklenburg is also a director of LHP Hospital Group,
Inc.

Mr. Mecklenburg’s long tenure in hospital administration affords him a broad perspective on the many facets of the delivery of healthcare and a deep knowledge of healthcare financing and administration. As the former leader of a major teaching hospital, Mr. Mecklenburg possesses strong executive management, financial, strategic and operational knowledge as applied in a healthcare setting.

James F. Orr, 70, has been a director since 2000. From 2000 until his retirement in
2007, he served as Chairman of the Board of Convergys Corporation, a provider of customer management services, and which formerly also provided employee care and outsourced billing services. He also served as Convergys’ Chief Executive Officer from 1998 until his retirement in 2007. Mr. Orr also is a director of Ohio National
Financial Services, Inc.

Mr. Orr contributes the important insights of a former chief executive officer of a public company. His background reflects extensive managerial, strategic, operational and financial experience from the perspective of a service industry. He also possesses a depth of understanding of corporate governance and enterprise risk management.

Willard J. Overlock, Jr., 69, has been a director since 1999. He retired in 1996 as a partner in Goldman, Sachs & Co., where he served as a member of its Management
Committee, and retains the title of Senior Director to The Goldman Sachs Group, Inc.
Mr. Overlock is a Special Partner at Cue Ball Capital, and a member of the Cue Ball
Group Board of Directors. Mr. Overlock is also a member of the Board of Directors of Evercore Partners, Inc., a trustee of Rockefeller University, and Chairman of the
Board of Directors of the Albert and Mary Lasker Foundation.

Mr. Overlock has broad financial and investment banking experience based on his senior leadership roles in these areas. He contributes financial and transactional expertise and acumen in mergers and acquisitions and complex financial transactions.

Claire Pomeroy, 60, has been a director since 2014. Since 2013, she has served as the
President of the Albert and Mary Lasker Foundation, a private foundation that seeks to improve health by accelerating support for medical research through recognition of research excellence, public education and advocacy. Prior thereto, Dr. Pomeroy served as Dean of the University of California, Davis (“UC Davis”) School of
Medicine, and CEO of the UC Davis Health System. Dr. Pomeroy is also a member of the Board of Directors of Expanesthetics, Inc., and the Sierra Health Foundation.
She is a member of the Board of Trustees of the Morehouse School of Medicine and
the Board of Directors of the Foundation for Biomedical Research.

Dr. Pomeroy is an expert in infectious diseases, with broad experience in the area of healthcare delivery, health system administration, higher education, medical research and public health. She brings to the Board important perspectives in the areas of patient care services, global health and health policy.

Rebecca W. Rimel, 64, has been a director since 2012. Since 1994, she has served as
President and Chief Executive Officer of The Pew Charitable Trusts, a public charity that works to improve public policy and inform the public. Ms. Rimel previously served as Assistant Professor in the Department of Neurosurgery at the University of
Virginia Hospital and also as Head Nurse of its medical center emergency department. Ms. Rimel also is a director of BioTelemetry, Inc. and a director/trustee of various Deutsche mutual funds.

Ms. Rimel brings executive leadership and extensive experience in public policy and advocacy, particularly in the area of healthcare. She also offers the perspective of someone with a strong background in the healthcare field.

Bertram L. Scott, 64, has been a director since 2002. Mr. Scott is Senior Vice
President of Population Health of Novant Health. He previously served as President and Chief Executive Officer of Affinity Health Plan, and as President, U.S.
Commercial of CIGNA Corporation. Prior thereto, Mr. Scott served as Executive
Vice President of TIAA-CREF and as President and Chief Executive Officer of
TIAA-CREF Life Insurance Company. Mr. Scott also is a director of AXA Financial,
Inc., Lowe’s Companies, Inc. and Tufts Health Plan.

Mr. Scott possesses strong strategic, operational and financial experience from the variety of executive roles in which he has served during his career. He brings experience in corporate governance and business expertise in the insurance and healthcare fields.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS

The Board and Committees of the Board

BD is governed by a Board of Directors that currently consists of 14 members, 13 of whom have been determined by the Board to be independent. The Board has established four operating committees (the “Committees”): the Audit Committee; the Compensation and Management Development Committee (the “Compensation Committee”); the Corporate Governance and Nominating Committee (the “Governance Committee”); and the Science, Marketing, Innovation and Technology Committee (the “SMIT Committee”). These Committees meet regularly. The Board has also established an Executive Committee that meets only as needed.

The Board has adopted written charters for each of the Committees that are posted on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of these charters, BD’s 2015 Annual Report on Form 10-K, and BD’s reports and statements filed with or furnished to the SEC may be obtained, without charge, by contacting the Corporate Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone 201-847-6800.

Committee membership and function

Set forth below is a summary description of each of the Committees.

AUDIT COMMITTEE

Function

•	Retains and reviews the qualifications, independence and performance of BD’s registered public accounting firm (the “independent auditors”).

•

Reviews BD’s public financial disclosures and financial statements, and its accounting principles, policies and practices; the scope and results of the annual audit by the independent auditors; BD’s internal audit process; and the effectiveness of BD’s internal control over financial reporting.

•	Reviews BD’s guidelines and policies relating to enterprise risk assessment and risk management, and management’s plan for risk mitigation or remediation.

•	Oversees BD’s ethics and enterprise compliance programs.

•	Reviews financial strategies regarding currency, interest rates and use of derivatives, and reviews BD’s insurance program.

•	Functions as a qualified legal compliance committee, if necessary.

Members	Bertram L. Scott—Chair Basil L. Anderson Catherine M. Burzik Christopher Jones Willard J. Overlock, Jr. Rebecca W. Rimel

The Board has determined that the members of the Audit Committee meet the independence and financial literacy requirements of the NYSE for audit committee members. The Board also has determined that each of Messrs. Anderson and Scott and Ms. Burzik qualifies as an “audit committee financial expert” under the rules of the SEC.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

Function

•

Reviews BD’s compensation and benefits programs, recommends the compensation of BD’s Chief Executive Officer (“CEO”) to the independent members of the Board, and approves the compensation of BD’s other executive officers.

•	Approves all employment, severance and change in control agreements with our executive officers.

•	Serves as the granting and administrative committee for BD’s equity compensation plans.

•	Oversees certain other BD benefit plans.

•	Reviews leadership development initiatives.

Members	Marshall O. Larsen—Chair Basil L. Anderson Edward F. DeGraan Gary A. Mecklenburg James F. Orr Bertram L. Scott

The Board has determined that each member of the Compensation Committee meets the independence requirements of the NYSE for compensation committee members. Each member also qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code, and as a “non-employee director” under Section 16 of the Securities Exchange Act of 1934.

Procedure for determining executive compensation

The Compensation Committee oversees the compensation program for the executive officers listed in the Summary Compensation Table on page 40 and for BD’s other executive officers. The Compensation Committee recommends compensation actions regarding the CEO to the other independent directors and has the authority to take compensation actions with respect to BD’s other executive officers. The Compensation Committee may not delegate these responsibilities to another Committee, an individual director or members of management.

Role of management

The Compensation Committee’s meetings are typically attended by BD’s CEO, Executive Vice President and Chief Human Resources Officer and others who support the Compensation Committee in fulfilling its responsibilities. The Compensation Committee considers management’s views relating to compensation matters, including the performance metrics and targets for BD’s performance-based compensation. Management also provides information (which is reviewed by our Internal Audit department) to assist the Compensation Committee in determining the extent to which performance targets have been achieved. This includes any recommended adjustments to BD’s operating results when assessing BD’s performance. The CEO and Chief Human Resources Officer also work with the Compensation Committee chair in establishing meeting agendas.

The Compensation Committee meets in executive session with no members of management present for part of each of its regular meetings. The Compensation Committee also meets in executive session when considering compensation decisions regarding our executive officers.

Role of the independent consultant

The Compensation Committee is also assisted in fulfilling its responsibilities by its independent consultant, Pay Governance LLC (“Pay Governance”). Pay Governance is engaged by, and reports directly to, the

Compensation Committee. The Compensation Committee is not aware of any conflict of interest on the part of Pay Governance or any factor that would otherwise impair the independence of Pay Governance relating to the services performed by Pay Governance for the Compensation Committee. During fiscal year 2015, Pay Governance was not engaged to perform any services for BD or BD’s management. The Compensation Committee has adopted a policy prohibiting Pay Governance from providing any services to BD or BD’s management without the Compensation Committee’s prior approval, and has expressed its intention that such approval will be given only in exceptional cases. No other consultant was used by the Compensation Committee with respect to the fiscal year 2015 compensation of BD’s executive officers.

Pay Governance reviews all materials prepared for the Compensation Committee by management, prepares additional materials as may be requested by the Compensation Committee, and attends Compensation Committee meetings. In its advisory role, Pay Governance assists the Compensation Committee in the design and implementation of BD’s compensation program. This includes assisting the Compensation Committee in selecting the key elements to include in the program, the targeted payments for each element, and the establishment of performance targets.

Pay Governance also provides market comparison data, which is one of the factors considered by the Compensation Committee in making compensation decisions, and makes recommendations to the Compensation Committee regarding the compensation of BD’s CEO. Pay Governance also conducts an annual review of the compensation practices of select peer companies. Based on this review, Pay Governance advises the Compensation Committee with respect to the competitiveness of BD’s compensation program in comparison to industry practices, and identifies any trends in executive compensation.

Setting compensation

At the end of each fiscal year, the independent directors conduct a review of the CEO’s performance. At the following Board meeting, the independent directors meet in executive session to set the compensation of the CEO after considering the results of its review, market comparison data and the recommendations of the Compensation Committee. The CEO does not play a role in determining or recommending his own compensation.

The Compensation Committee is responsible for determining the compensation of BD’s other executive officers. The CEO, in consultation with the Chief Human Resources Officer, reviews the performance of the other executive officers with the Compensation Committee and makes compensation recommendations for its consideration. The Compensation Committee determines the compensation for these executives, in consultation with Pay Governance, after considering the CEO’s recommendations and market comparison data regarding compensation levels for comparable positions at peer companies. All decisions regarding the compensation of BD’s other executive officers are made in executive session.

The Board has delegated responsibility for formulating recommendations regarding non-management director compensation to the Governance Committee, which is discussed below.

SCIENCE, MARKETING, INNOVATION AND TECHNOLOGY COMMITTEE

Function

•	Oversees BD’s major innovation activities and new product development programs.

•	Reviews the alignment of BD’s research and development, medical and regulatory affairs, and strategic marketing activities to BD’s corporate strategy.

Members	Claire M. Fraser—Chair Henry P. Becton, Jr. Catherine M. Burzik Christopher Jones Willard J. Overlock, Jr. Claire Pomeroy Rebecca W. Rimel

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Function

•	Identifies and recommends candidates for election to the Board.

•	Reviews the composition, structure and function of the Board and its Committees, as well as the performance and compensation of non-management directors.

•	Monitors BD’s corporate governance and Board practices, and oversees the Board’s self-evaluation process.

•

Oversees BD’s policies, practices and procedures impacting BD’s image, reputation and corporate responsibility, including, without limitation, communications with BD’s key stakeholders, community relations, and public policy and government relations activities.

Members	Gary A. Mecklenburg—Chair Henry P. Becton, Jr. Edward F. DeGraan Claire M. Fraser Marshall O. Larsen James F. Orr Claire Pomeroy

The Board has determined that each member of the Governance Committee meets the independence requirements of the NYSE.

As stated above, the Governance Committee reviews the compensation program for the non-management directors and makes recommendations to the Board regarding director compensation, and may not delegate these responsibilities to another Committee, an individual director or members of management. The Governance Committee has retained Pay Governance as an independent consultant for this purpose. Pay Governance’s responsibilities include providing market comparison data on non-management director compensation at peer companies, tracking trends in non-management director compensation practices, and advising the Governance Committee regarding the components and levels of non-management director compensation. The Governance Committee is not aware of any conflict of interest on the part of Pay Governance or any other factor that would impair Pay Governance’s independence. Executive officers do not play any role in either determining or recommending non-management director compensation.

Board, Committee and annual meeting attendance

The Board and its Committees held the following number of meetings during fiscal year 2015:

Board	6
Audit Committee	10
Compensation Committee	6
Governance Committee	7
SMIT Committee	5

The Executive Committee did not meet during fiscal year 2015. BD’s non-management directors met in executive session at each of the Board meetings held during fiscal year 2015.

During fiscal year 2015, all directors attended at least 75% of the total number of meetings of the Board of Directors and Committees on which he or she served.

The Board has adopted a policy pursuant to which directors are expected to attend the Annual Meeting of Shareholders in the absence of a scheduling conflict or other valid reason. One director was unable to attend BD’s 2015 Annual Meeting of Shareholders due to illness, and three directors were unable to attend due to severe weather conditions. All of the other directors were present at the meeting.

Non-management directors’ compensation

The Board believes that providing competitive compensation is necessary to attract and retain qualified non-management directors. The key elements of BD’s non-management director compensation are a cash retainer, equity compensation, Committee chair fees and Lead Director fees. Of the base compensation paid to the non-management directors (which does not include Committee chair and Lead Director fees), approximately two-thirds currently is equity-based compensation. See “Corporate Governance—Significant governance practices—Equity ownership by directors” on page 20. Mr. Forlenza does not receive compensation related to his service as a director.

Cash retainer

Each non-management director currently receives an annual cash retainer of $92,000 for services as a director. Directors do not receive meeting attendance fees.

Equity award

Each non-management director elected at an Annual Meeting of Shareholders is granted restricted stock units then valued at $189,000 (using the same methodology used to value awards made to executive officers). Directors newly elected to the Board receive a restricted stock unit grant that is prorated from the effective date of their election to the next Annual Meeting of Shareholders. The restricted stock units vest and are distributable one year from grant, unless deferred at the election of a director.

Committee chair/Lead Director fees

An annual fee of $10,000 is paid to each Committee chair, except that the fee for the Audit Committee chair is $15,000 in recognition of the Audit Committee’s responsibilities. An annual fee of $25,000 is paid to the Lead Director. No fee is paid to the chair of the Executive Committee.

Other arrangements

BD reimburses non-management directors for travel and other business expenses incurred in the performance of their services for BD. Directors may travel on BD aircraft in connection with such activities, and, on limited occasions, spouses of directors have joined them on such flights. Per SEC rules, no compensation is attributed to the directors for these flights in the table below, since the aggregate incremental costs of spousal travel were minimal. Directors are also reimbursed for attending director education courses. BD occasionally invites spouses of directors to Board-related business events, for which they are reimbursed their travel expenses.

Directors are eligible, on the same basis as BD associates, to participate in BD’s Matching Gift Program, pursuant to which BD matches contributions made to qualifying nonprofit organizations. The aggregate limit per participant is $5,000 per calendar year.

The following table sets forth the compensation earned or received by BD’s non-management directors during fiscal year 2015.

Fiscal Year 2015 Non-Management Directors’ Compensation

Name	Fees earned or paid in cash($)(1)	Stock awards($)(2)	All other ($)(3)	Total($)
Basil L. Anderson	94,667	191,286	—	285,953
Henry P. Becton, Jr.	98,000	191,286	—	289,286
Catherine M. Burzik	89,667	191,286	5,000	285,953
Edward F. DeGraan	93,000	191,286	5,000	289,286
Claire M. Fraser	99,667	191,286	—	290,953
Christopher Jones	89,667	191,286	5,000	285,953
Marshall O. Larsen	113,000	191,286	—	304,286
Gary A. Mecklenburg	96,333	191,286	5,000	292,619
James F. Orr	89,667	191,286	10,000	290,953
Willard J. Overlock, Jr.	89,667	191,286	5,000	285,953
Claire Pomeroy	89,667	191,286	—	280,953
Rebecca W. Rimel	89,667	191,286	2,000	282,953
Bertram L. Scott	99,667	191,286	—	290,953
Alfred Sommer(4)	31,667	0	—	31,667

(1)	Reflects (i) a cash retainer fee at a rate of $85,000 per annum for part of the fiscal year and a rate of $92,000 per annum for the remainder of the fiscal year; (ii) annual Committee chair fees (or prorated chair fees) for Messrs. Anderson, DeGraan, Larsen, Mecklenburg and Scott, and Drs. Fraser and Sommer; and (iii) prorated Lead Director fees for Messrs. Becton and Larsen.

(2)	The amounts shown in the “Stock Awards” column reflect the grant date fair value under FASB ASC Topic 718 of restricted stock units awarded to non-management directors during the fiscal year. The amounts shown for the annual grant are slightly higher than the $189,000 target award value, since a 30-day average of BD’s closing stock price is used to determine the number of units to be granted, rather than the grant date stock price. For a discussion of the assumptions made by us in arriving at the grant date fair value of these awards, see Note 7 to the consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Listed below are the aggregate outstanding restricted stock unit awards held by each non-management director at the end of fiscal year 2015.

Name	Stock Awards Outstanding at September 30, 2015 (#)
Basil L. Anderson	21,238
Henry P. Becton, Jr.	22,707
Catherine M. Burzik	5,134
Edward F. DeGraan	22,707
Claire M. Fraser	17,557
Christopher Jones	10,670
Marshall O. Larsen	15,719
Gary A. Mecklenburg	21,238
James F. Orr	22,707
Willard J. Overlock, Jr.	22,707
Claire Pomeroy	2,696
Rebecca W. Rimel	6,334
Bertram L. Scott	22,707
Alfred Sommer(4)	7,522

(3)	Amounts shown represent matching gifts under BD’s Matching Gift Program. Amount shown for Mr. Orr includes matching gifts of $5,000 in each of calendar year 2014 and calendar year 2015.

(4)	Dr. Sommer retired from the Board on January 27, 2015.

Changes to non-management directors’ compensation

During fiscal year 2015, the Board undertook a review of director compensation, with the assistance of Pay Governance. This review included an analysis of the director compensation practices of certain peer companies, including the forms of equity compensation used, the mix of cash and equity compensation, and total compensation. The peer group used in this analysis was the same as the peer group used for BD’s executive compensation analysis and included the following companies: Agilent Technologies, Inc.; Allergan plc.; C.R. Bard, Inc.; Baxter International Inc.; Boston Scientific Corporation; Medtronic plc; PerkinElmer, Inc.; St. Jude Medical, Inc.; Stryker Corporation; Thermo Fisher Scientific Inc.; and Zimmer Biomet Holdings, Inc.

Following this review, no change was made to the annual retainer or annual equity award. However, the Board approved the following changes to the compensation of the Committee chairs and Lead Director, effective at the conclusion of the 2016 Annual Meeting, so as to better align the Board’s compensation practices with those of the peer group companies:

•

The annual fee paid to the chair of the Audit Committee will be increased to $20,000 from $15,000, and the annual fee paid to the chairs of the Compensation Committee, Governance Committee and SMIT Committee will be increased to $15,000 from $10,000.

•	The annual fee paid to the Lead Director will be increased to $30,000 from $25,000.

Directors’ Deferral Plan

Directors may defer receipt of all or part of their annual cash retainer and other cash fees pursuant to the provisions of the Directors’ Deferral Plan. Directors may also defer receipt of shares issuable to them under their restricted stock unit awards. A general description of the Directors’ Deferral Plan appears on page 62.

Communication with directors

Shareholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director (including complaints or concerns regarding accounting, internal accounting controls or audit matters) may do so by contacting the Lead Director either:

•	by mail, addressed to BD Lead Director, P.O. Box 264, Franklin Lakes, New Jersey 07417-0264;

•

by calling the BD Ethics Help Line, an independent toll-free service, at 1-800-821-5452 (callers from outside North America should use “AT&T Direct” to reach AT&T in the U.S. and then dial the above toll-free number); or

•	by email to ethics_office@bd.com.

All communications will be kept confidential and promptly forwarded to the Lead Director, who shall, in turn, forward them promptly to the appropriate director(s). Such items that are unrelated to a director’s duties and responsibilities as a Board member may be excluded by our corporate security department, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials and resumes, surveys, and material that is determined to be illegal or otherwise inappropriate.

CORPORATE GOVERNANCE

Corporate Governance Principles

BD’s commitment to good corporate governance is embodied in our Corporate Governance Principles (the “Principles”). The Principles set forth the Board’s views and practices regarding a number of governance topics, and the Governance Committee assesses the Principles on an ongoing basis in light of current practices. The Principles are available on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of the Principles may be obtained, without charge, by contacting the Corporate Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, phone 201-847-6800.

Board leadership structure

The Board’s goal is to achieve the best board leadership structure for effective oversight and management of BD’s affairs. The Board believes that there is no single, generally accepted approach to providing board leadership, and that each possible leadership structure must be considered in the context of the individuals involved and the specific circumstances facing a company. Accordingly, what the Board believes is the right board leadership structure may vary as circumstances warrant.

At the present time, the Board believes that the most effective leadership structure for BD is for our CEO to also serve as Chairman. The Board believes this combined role allows one person to speak for and lead the company and the Board, creates clear lines of authority and accountability, and provides the necessary leadership to execute BD’s strategy. Mr. Forlenza’s over 35 years of experience at BD and knowledge of our complex businesses, along with his extensive industry expertise, also make him uniquely qualified to lead the Board on the most important issues facing the company.

At the same time, the Principles provide for the appointment of a Lead Director from among the independent directors whenever the Chairman is not independent. The establishment of the Lead Director role allows the non-management directors to provide effective, independent Board leadership and oversight of management. Marshall O. Larsen currently serves as Lead Director.

Under the Principles, the Lead Director:

•	presides over all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, and at such other times as the Board deems appropriate,

•	has the authority to call meetings of the independent directors,

•	approves Board meeting agendas,

•	approves Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items,

•	together with the Chair of the Compensation Committee, coordinates the evaluation of the performance of the CEO by the non-management directors,

•

serves as a liaison between the non-management members of the Board and the Chairman, and as a contact person to facilitate communications by BD’s employees, shareholders and others with the non-management members of the Board,

•	approves information provided to the Board, and

•	if requested by major shareholders, ensures that he or she is available for consultation and direct communication.

The Board believes that having an independent Lead Director provides independent oversight of management, including risk oversight, while avoiding the risk of confusion regarding the Board’s oversight responsibilities and the day-to-day management of the business. As such, this structure provides independent Board leadership and engagement, while deriving the benefit of having the CEO also serve as Chairman.

Board’s oversight of risk

BD’s management engages in a process referred to as enterprise risk management (“ERM”) to identify, assess, manage and mitigate a broad range of risks across BD’s businesses, regions and functions and to ensure alignment of our risk assessment and mitigation efforts with BD’s corporate strategy. The Audit Committee, through the authority delegated to it by the Board of Directors, is primarily responsible for overseeing BD’s ERM activities to determine whether the process is functioning effectively and is consistent with BD’s business strategy. At least twice a year, senior management reviews the results of its ERM activities with the Audit Committee, including the process used within the organization to identify risks, management’s assessment of the significant categories of risk faced by BD (including any changes in such assessment since the last review), and management’s plans to mitigate the potential exposures. On at least an annual basis, the significant risks identified through BD’s ERM activities and the related mitigation plans are reviewed with the full Board. Particular risks are then often reviewed in-depth with the Audit Committee or the full Board at subsequent meetings.

In addition, the full Board reviews the risks associated with BD’s strategic plan and discusses the appropriate levels of risk in light of BD’s objectives. This is done through an annual strategy review process, and from time to time throughout the year as part of the Board’s ongoing review of corporate strategy. The full Board also regularly oversees other areas of potential risk, including BD’s capital structure, acquisitions and divestitures, and succession planning for BD’s CEO and other members of senior management.

The various Committees of the Board are also responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight. The Audit Committee oversees BD’s accounting and financial reporting processes and the integrity of BD’s financial statements, BD’s processes regarding compliance with laws, and its hedging activities and insurance coverages. The Compensation Committee oversees risks associated with BD’s compensation practices and programs, and the Governance Committee oversees risks relating to BD’s corporate governance practices, including director independence, related person transactions and conflicts of interest. In connection with its oversight responsibilities, each Committee often meets with members of management who are primarily responsible for the management of risk in their respective areas, including, among others, BD’s Chief Financial Officer, Chief Human Resources Officer, General Counsel, and senior regulatory, IT and compliance officers.

Risk assessment of compensation programs

With respect to our compensation policies and practices, BD’s management has reviewed our policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on BD. In connection with this risk assessment, management reviewed the design of BD’s compensation and benefits programs (in particular, our performance-based compensation programs) and related policies, potential risks that could be created by the programs, and features of our programs and corporate governance generally that help to mitigate risk. Among the factors considered were the mix of cash and equity compensation, and of fixed and variable compensation, paid to our associates; the balance between short- and long-term objectives in our incentive compensation; the performance targets, mix of performance metrics, vesting periods, threshold performance requirements and funding formulas related to our incentive compensation; the degree to which programs are formulaic or provide discretion to determine payout amounts; caps on payouts; our clawback and share ownership policies; and our general governance structure. Based on this review, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on BD.

Director nomination process

The Governance Committee reviews potential director candidates and recommends nominees for director to the full Board for approval. In making its recommendations, the Governance Committee assesses the overall composition of the Board, including diversity, age, skills, background, experience and prominence in areas of importance to BD. The Board seeks to achieve among its directors a diversity of viewpoint, experience, knowledge, ethnicity and gender that fits the needs of the Board at that particular time.

When considering individual director candidates, the Governance Committee will seek individuals with backgrounds and qualities that, when combined with those of BD’s other directors, provide a blend of skills and experience that will further enhance the Board’s effectiveness. From time-to-time, the Governance Committee has retained an executive search firm to assist it in its efforts to identify and evaluate potential director candidates.

The Governance Committee believes that any nominee for director must meet the following minimum qualifications:

•	Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills.

•	Candidates should demonstrate a commitment to devote the time required for Board duties, including, but not limited to, attendance at meetings.

•	Candidates should be team-oriented and committed to the interests of all shareholders as opposed to those of any particular constituency.

The Governance Committee assesses the characteristics and performance of incumbent director nominees against the above criteria as well, and, to the extent applicable, considers the impact of any change in the principal occupations of such directors during the last year. To aid in this process, each director completes an annual evaluation of all the other directors on the Board. Upon completion of the individual director evaluation process, the Governance Committee reports its conclusions and recommendations for nominations to the full Board.

It is the Governance Committee’s policy to consider referrals of prospective nominees for the Board from other Board members and management, as well as shareholders and other external sources, such as retained executive search firms. The Governance Committee utilizes the same criteria for evaluating candidates, irrespective of their source.

To recommend a candidate for consideration, a shareholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Corporate Secretary, Becton Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

Other significant governance practices

Described below are some of the other significant corporate governance practices that have been instituted by the BD Board.

Annual election of directors

BD’s directors are elected annually. The Board believes that annual elections of directors reflect a corporate governance best practice, as it provides shareholders the opportunity to express their views on the performance of the entire Board each year.

Voting for directors

Under our By-Laws, in uncontested elections (where the number of nominees does not exceed the number of directors to be elected), nominees for director must receive the affirmative vote of a majority of the votes cast in order to be elected to the Board of Directors. Any incumbent director who fails to receive the requisite affirmative vote is required to offer to submit his or her resignation to the Board following the shareholder vote. The Governance Committee will consider and recommend to the Board whether to accept the resignation offer. The Board will act on such recommendation and publicly disclose its decision within 90 days following the shareholder vote. This structure allows the Board the opportunity to identify and assess the reasons for the vote, including whether the vote is attributable to dissatisfaction with a director’s overall performance or is the result of shareholder views on a particular issue, and enables the Board to avoid undesirable and disruptive governance consequences.

Board self-evaluation

Each year the Board conducts a self-evaluation of its performance and effectiveness. As part of this process, each director completes an evaluation form on specific aspects of the Board’s role, organization and meetings. The collective comments are then presented by the chair of the Governance Committee to the full Board. As part of the evaluation, the Board assesses the progress in the areas targeted for improvement a year earlier, and develops actions to be taken to enhance the Board’s effectiveness over the next year. A complete list of the areas covered by the Board evaluation is available on BD’s website at www.bd.com/investors/corporate_governance. Additionally, each Committee conducts an annual self-evaluation of its performance through a similar process.

Equity ownership by directors

The Board believes that directors should hold meaningful equity ownership positions in BD. To that end, a significant portion of non-management director compensation is in the form of restricted stock units. The Board believes that these equity interests help to better align the interests of the non-management directors with our shareholders. Under the Board’s share ownership guidelines, each non-management director is required to own shares of common stock (which includes restricted stock units) valued at five times the annual cash retainer and must comply with the guidelines within three years of joining the Board. All of our non-management directors either have achieved the required share ownership or are within the three-year grace period.

Shareholder engagement

Our relationship with our shareholders and their views about BD are important to us, and the Board recognizes the value of director engagement with BD’s major shareholders. To that end, the Board has established a process by which shareholders can request direct engagement with our non-management directors regarding executive compensation, corporate governance, board and CEO succession, risk management oversight and other matters within the purview of the Board. This process can be found on our website at www.bd.com/investors/corporate_governance/. The Board may also initiate direct communications with BD shareholders at any time, in its discretion.

Director Emeritus

The Board may, from time to time, appoint a former director as Director Emeritus. A Director Emeritus serves as a consultant to the Board, and may be invited to attend Board or Committee meetings. Director Emeritus is an honorary position, and a Director Emeritus will not receive any compensation for serving in that role or have a vote on any matter coming before the Board or any Committee. It is the Board’s intention that the appointment of a Director Emeritus will occur only in exceptional cases.

Annual Report of Charitable Contributions

In furtherance of BD’s commitment to good governance and disclosure practices, the Principles require that BD’s charitable contributions or pledges in an aggregate amount of $50,000 or more (not including contributions under BD’s Matching Gift Program) to entities with which BD’s directors and executive officers, or their families, are affiliated must be approved by the Governance Committee. In addition, BD posts on its website, at www.bd.com/investors/corporate_governance/, an Annual Report of Charitable Contributions (the “Contributions Report”) listing all contributions and pledges made by BD during the preceding fiscal year in an amount of $10,000 or more to organizations affiliated with any director or executive officer. The Contributions Report includes a discussion of BD’s contributions philosophy and the alignment of BD’s philanthropic activities with this philosophy.

Enterprise compliance

Under the oversight of the Audit Committee, BD’s enterprise compliance function seeks to ensure that BD has policies and procedures designed to prevent and detect violations of the many laws, regulations and policies affecting its business, and that BD continuously encourages lawful and ethical conduct. BD’s enterprise compliance function supplements the various compliance and ethics functions that are also in place at BD, and seeks to ensure better coordination and effectiveness through program design, prevention, and promotion of an organizational culture of compliance. A committee comprised of members of senior management oversees these activities. Another key element of this program is training. This includes a global on-line compliance training program focused on BD’s Code of Conduct, as well as other courses covering various compliance topics such as antitrust, anti-bribery, conflicts of interest, financial integrity, industry marketing codes and information security.

Political contributions

We prohibit the use of BD corporate funds and assets to support any candidate, political party, ballot measure or referendum campaign, unless an exception is approved by the CEO and the General Counsel. To date, no exceptions have been sought or approved. If an exception is approved, it may only be granted without regard to the personal political affiliations or views of any individual BD associate at any level across the organization.

As permitted under U.S. law, BD operates a political action committee. The BD PAC is a mechanism to enable eligible U.S. associates to voluntarily support candidates for elected office who share BD’s perspectives and approaches to public policy issues. BD provides administrative support to the PAC, as permitted under federal law.

In all cases, BD policy prohibits directors and employees from using company resources to promote their personal political views, causes or candidates, and specifies that the company will not directly or indirectly reimburse any personal political contributions or expenses.

BD is a member of numerous trade associations that provide a venue for the medical technology sector to work together to advocate its position on issues that impact our industry. In the U.S., the major associations of which BD is a member include AdvaMed and AdvaMedDx, the Healthcare Institute of New Jersey and the California Life Sciences Association. We have informed our major U.S. trade associations that they are not permitted to use any BD fees to support any candidate, political party, ballot measure or referendum campaign, unless approved by BD’s CEO and General Counsel.

Director independence; Policy regarding related person transactions

Director independence

Under the NYSE rules and our Principles, a director is deemed not to be independent if the director has a direct or indirect material relationship with BD (other than his or her relationship as a director). The Governance Committee annually reviews the independence of all directors and nominees for director and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines (“Independence Guidelines”) that are contained in the Principles. The Independence Guidelines set forth certain categories of relationships (and related dollar thresholds) between BD and directors and their immediate family members, or entities with which they have a relationship, which the Board, in its judgment, has deemed to be either material or immaterial for purposes of assessing a director’s independence. In the event that a director has any relationship with BD that is not addressed in the Independence Guidelines, the independent members of the Board review the facts and circumstances to determine whether such relationship is material. The Principles are available on BD’s website at www.bd.com/investors/corporate-governance/. The Independence Guidelines are contained in Principle No. 7.

The Board has determined that the following directors are independent under the NYSE rules and our Independence Guidelines: Basil L. Anderson, Henry P. Becton, Jr., Catherine M. Burzik, Edward F. DeGraan, Claire M. Fraser, Christopher Jones, Marshall O. Larsen, Gary A. Mecklenburg, James F. Orr, Willard J. Overlock, Jr., Claire Pomeroy, Rebecca W. Rimel, and Bertram L. Scott. Vincent A. Forlenza is an employee of BD and, therefore, is not independent under the NYSE rules and the Principles.

In determining that each of these directors is independent, the Board reviewed BD’s transactions or other dealings with organizations with which a director may be affiliated, such as service by the director as an employee of the organization or as a member of a governing or advisory board of the organization. Based on its review, the Board determined that, in each instance, the nature of the relationship, the degree of the director’s involvement with the organization and the amount involved was such that it would not constitute a material relationship or otherwise impair the director’s independence.

The types of transactions with director-affiliated organizations considered by the Board consisted of the purchase or sale of products and/or services (in the cases of Anderson, Burzik, Fraser, Jones, Larsen, Mecklenburg, Overlock, Pomeroy and Scott), the licensing of intellectual property rights (in the cases of Fraser and Jones) and charitable contributions (in the case of Jones).

Related person transactions

The Board has also established a written policy (the “Policy”) requiring Board approval or ratification of transactions involving more than $120,000 per year in which a director, executive officer or shareholder owning more than 5% of BD’s stock (excluding certain passive investors) or their immediate family members has, or will have, a material interest. The Policy is available on BD’s website at www.bd.com/investors/corporate_governance/. The Policy excludes certain specified transactions, including certain charitable contributions and transactions available to BD associates generally. The Governance Committee is responsible for the review and approval or ratification of transactions subject to the Policy. The Governance Committee will approve or ratify only those transactions that it determines in its business judgment are fair and reasonable to BD and in (or not inconsistent with) the best interests of BD and its shareholders, and that do not impact the director’s independence.

There were no transactions involving BD’s executive officers or directors, or their immediate families, in 2015 that were subject to the Policy. During fiscal year 2015, BD paid affiliates of State Street Corporation (“State Street”), a beneficial owner of more than 5% of BD common stock, approximately $1,210,000 for serving as trustee of BD’s 401(k) plan and investment management of various 401(k) funds. These transactions were not required to be approved under the Policy, since State Street is considered a passive investor in BD.

Code of Conduct

BD maintains a Code of Conduct that is applicable to all directors, officers and associates of BD, including its CEO, Chief Financial Officer, principal accounting officer and other senior financial officers. It sets forth BD’s policies and expectations on a number of topics, including conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of BD’s assets, and business ethics. The Code of Conduct also sets forth procedures for the communicating and handling of any potential conflict of interest (or the appearance of any conflict of interest) involving directors or executive officers, and for the confidential communication and handling of issues regarding accounting, internal control and auditing matters.

BD also maintains an Ethics Help Line telephone number (the “Help Line”) for BD associates as a means of raising concerns or seeking advice. The Help Line is serviced by an independent contractor and is available to all associates worldwide. Associates using the Help Line may choose to remain anonymous and all inquiries are kept confidential to the extent practicable in connection with the investigation of an inquiry. All Help Line inquiries are forwarded to BD’s Chief Ethics and Compliance Officer for investigation. The Audit Committee is informed of any matters reported to the Chief Ethics and Compliance Officer, whether through the Help Line or otherwise, involving accounting, internal control or auditing matters, or any fraud involving management or persons who have a significant role in BD’s internal controls.

The Chief Ethics and Compliance Officer leads the BD Ethics Office, which administers BD’s ethics program. In addition to the Help Line, the ethics program provides for broad communication of BD’s Core Values, associate education regarding the Code of Conduct and its requirements, and ethics training sessions.

Any waivers from any provisions of the Code of Conduct for executive officers and directors will be promptly disclosed to shareholders. In addition, certain amendments to the Code of Conduct, as well as any waivers from certain provisions of the Code of Conduct given to BD’s CEO, Chief Financial Officer or principal accounting officer, will be posted at the website address set forth below.

The Code of Conduct is available on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of the Code of Conduct may be obtained, without charge, by contacting the Corporate Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, phone 201-847-6800.

REPORT OF THE COMPENSATION

AND MANAGEMENT DEVELOPMENT COMMITTEE

The primary objective of the BD compensation program is to fully support the strategic business goal of delivering superior long-term shareholder returns through sustained revenue growth, earnings per share growth, return on capital and other metrics. As such, we intend to ensure a high degree of alignment between pay and the long-term value and financial soundness of BD. The Compensation Committee has established the following compensation principles to meet this objective:

•	Aligning the interests of executives and shareholders

•

Through equity compensation and equity ownership guidelines for executives, we seek to align the interests of executives with those of BD’s shareholders. This represents the largest portion of our compensation structure in terms of target value.

•	Linking rewards to performance

•

We maintain a pay-for-performance philosophy based on actual performance as against clear, measurable company performance targets, particularly those metrics that support the creation of long-term shareholder value.

•	Delivering superior business and financial results

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Performance targets are set to reward executives for achieving short- and long-term results in line with our objective of enhancing long-term shareholder value. In setting short-term goals and in rewarding performance, we will take care to ensure that we do not create incentives to take inappropriate risks.

•	Offering a competitive compensation structure

•

We have established and intend to maintain a competitive structure that supports the recruitment and retention of high-performance executives essential to driving the business results required to execute our strategy and create long-term value for shareholders. This structure is determined, in part, by evaluating peer group data which is provided and analyzed by the Compensation Committee’s independent consultant, Pay Governance LLC (“Pay Governance”).

•	Maintaining a transparent compensation structure

•

The Compensation Committee strives to provide absolute transparency to executives, employees and shareholders of all aspects of BD’s compensation and benefits structure. This includes disclosure of performance targets, payout formulas, details of other earned benefits and the Compensation Committee’s use of discretion in determining award payouts.

•	Maintaining Compensation Committee independence

•

The Compensation Committee is made up exclusively of independent directors and utilizes an independent compensation consultant, Pay Governance, which, by Compensation Committee policy, is prohibited from performing any services for BD or its management without the Compensation Committee’s prior approval.

•	Retaining prerogative to adjust programs

•	The Compensation Committee retains the prerogative to change or modify BD’s compensation and benefit programs to reflect prevailing economic, market or company financial conditions.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and in this proxy statement.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

Marshall O. Larsen—Chair

Basil L. Anderson

Edward F. DeGraan

Gary A. Mecklenburg

James F. Orr

Bertram L. Scott

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our executive compensation program and the compensation actions taken with respect to the persons named in the Summary Compensation Table (who we refer to as the “named executive officers”) on page 40. All references in this section to years are references to our fiscal year, which ends on September 30, unless otherwise noted.

In this section, while discussing Performance Unit payouts and awards under our Performance Incentive Plan (the “PIP”), we refer to certain financial measures that do not conform to generally accepted accounting principles (“GAAP”). Appendix A to this proxy statement contains reconciliations of these non-GAAP measures to the comparable GAAP financial measures.

Executive Summary

Our goal is to provide an executive compensation program that best serves the long-term interests of our shareholders. We believe that attracting and retaining superior talent and rewarding performance is key to delivering long-term shareholder returns, and that a competitive compensation program is critical to that end. Therefore, we strive to provide a competitive compensation package to our executives that ties a significant portion of pay to performance and uses components that align the interests of our executives with those of BD’s shareholders.

Approximately 95% of the shares voted at last year’s annual meeting were cast in support of BD’s advisory vote on named executive officer compensation. The Compensation Committee views the results of this vote as broad general shareholder support for our executive compensation program. Based on our say-on-pay vote and the Compensation Committee’s ongoing benchmarking of our compensation policies and practices, the Compensation Committee believes that our compensation program effectively aligns the interests of our named executive officers with the long-term goals of BD and our shareholders. Accordingly, the Compensation Committee did not make any significant changes from 2014 as a result of our say-on-pay vote.

Our compensation practices

The following is a summary of important aspects of our executive compensation program discussed later in this section.

•

Balanced mix of pay components and incentives. Our compensation program targets a balanced mix of cash and equity compensation, and of annual and long-term incentives. The key elements of our program are salary, annual cash incentives under the PIP and long-term equity compensation consisting of stock-settled performance-based units (“Performance Units”), stock appreciation rights (“SARs”) and time-vested units (“TVUs”).

•	Significant performance-based compensation. We emphasize pay-for-performance to align executive compensation with our business strategy and the creation of long-term shareholder value.

•	Approximately three-quarters of the total target compensation of our CEO in 2015 was performance-based.

•	Our performance-based compensation uses performance metrics that are aligned with and support BD’s business strategy.

•	While we emphasize “at risk” pay tied to performance, we believe that our program does not encourage excessive risk taking by management.

•

Share retention guidelines and policy against pledging/hedging. Our executives are subject to robust share retention and ownership guidelines and are prohibited from pledging BD shares or hedging against the economic risk of their ownership.

•	Limited perquisites and no employment agreements. We offer our named executive officers very limited perquisites, and none of them have employment agreements.

•

Compensation clawback policy. We have a compensation recovery policy that gives the Board the authority to recover incentive compensation paid to senior management in the event of a restatement of our financial statements resulting from misconduct.

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Change in control agreements. We have “double-trigger” change in control agreements with our executives to provide continuity of management in the event of an actual or potential change in control of BD. We have adopted a policy of eliminating excise tax gross-ups from future change in control agreements.

•

Use of independent consultant. The Compensation Committee uses an independent consultant to assist it in designing our compensation program and making compensation decisions. The independent consultant did not provide any services to BD or BD management in 2015.

2015 operating performance and executive compensation decisions

Operating Performance

2015 was a transformational year for BD, as we signed and closed the acquisition of CareFusion Corporation (“CareFusion”), the largest acquisition in BD’s history, which positions BD as a global leader in medication management. While the acquisition and integration of CareFusion required significant management attention throughout the year, BD still delivered strong financial and operational performance in 2015 that exceeded our internal expectations. Highlights of our performance for the year include:

•	Revenue and earnings growth exceeded our internal expectations, both for the combined company and the legacy BD business.

•

Substantial progress was made on the integration of the CareFusion acquisition, as we achieved approximately $50 million of cost synergies for the year. As a result of these efforts, we subsequently raised our estimate of the cost synergies that we believe can be achieved from the transaction.

•

We were able to finance the CareFusion transaction with less debt than we originally communicated, lowering the interest expense we will incur going forward. We also paid off the $1 billion term loan used to partially fund the acquisition, allowing us to remain on track to reach our debt leverage target.

•	Our underlying margins expanded significantly, due to management’s integration efforts and our operating effectiveness and efficiency initiatives.

•	We maintained our investment in emerging markets, which continue to be a key driver of BD’s growth, and began work to introduce CareFusion products into these markets.

•

We continued our strategy of supplementing our growth with strategic acquisitions with our acquisition of CRISI Medical Systems, a medical technology company dedicated to improving the safety and delivery of intravenous injectable medications, and of GenCell Biosystems and Cellular Research in our Life Sciences segment, which enable us to enter into the high growth area of genomics.

•	Cash flows from operations remained strong at $2.1 billion, and we returned $485 million to our shareholders through dividends, as we increased our dividend for the 43rd consecutive year.

Compensation decisions

Salary. Mr. Forlenza, our CEO, received a salary increase during the year from $1,000,000 to $1,060,000 in order to keep his salary competitive with the median of peer companies. The other named executive officers received salary increases that were in line with increases at BD generally.

PIP awards. For 2015, we met or exceeded each of the performance targets set under the PIP. This resulted in available funding for PIP awards at 112% of target. The PIP award made to Mr. Forlenza was 112% of his target award opportunity, and awards ranged from 114% to 147% of target opportunity for our other named executive officers. We believe that the 2015 PIP awards appropriately reflected senior management’s role in the successful acquisition and integration to date of CareFusion, as well as our strong financial performance during the year and the individual contributions of our executive officers to that performance.

Equity compensation. Consistent with our past practice, equity compensation represented a significant component of total compensation in 2015. Among the changes in equity compensation awards in 2015 was an increase in Mr. Forlenza’s award value based on performance and to move his target equity compensation closer to the median of select peer companies.

Change to our compensation program in 2015

In November 2014, our equity compensation plan was amended to move from “single-trigger” to “double-trigger” vesting in the event of a change in control. As a result, equity compensation awards made after January 1, 2015 that either continue or are replaced by similar awards following a change in control will not automatically vest unless the participant (including our named executive officers) is subsequently terminated within two years of the change in control. This change aligns BD’s plan with what the Compensation Committee believes are best practices in this area.

Objectives of Our Executive Compensation Program

The objectives of our executive compensation program include:

Aligning executives with our shareholders. We seek to align the interests of our executives with those of our shareholders through equity compensation and share retention guidelines.

Linking compensation to performance. We seek to implement a pay-for-performance philosophy by tying a significant portion of pay to financial and other goals that support the creation of long-term shareholder value.

Offering competitive compensation. We seek to offer a competitive compensation package that helps us attract and retain our executives.

The Process for Setting Executive Compensation

The role of the Compensation Committee, its consultant and management

The Compensation Committee oversees the compensation program for our executive officers. The Compensation Committee recommends compensation actions regarding the CEO for approval by independent members of the Board, and sets the compensation of the other named executive officers. The Compensation Committee is assisted in fulfilling its responsibilities by its independent consultant, Pay Governance, and BD’s senior management. Additional information about our process for setting executive compensation, including the roles of Pay Governance and management, is found on pages 11-12.

In order to maintain the independence of its outside consultant, the Compensation Committee has established a policy that prohibits its consultant from performing any services for BD or BD’s management without the Compensation Committee’s prior approval. In accordance with this policy, Pay Governance did not perform services for BD or BD management in 2015.

The use of market comparison data

The Compensation Committee considers a number of factors in structuring our program, determining pay components and making compensation decisions. This includes the compensation practices of select peer companies in the healthcare industry, which we refer to as the “Comparison Group.” These companies were chosen by the Compensation Committee after considering the recommendations of Pay Governance and management, and were selected because they have significant lines of business that are similar to BD’s and are companies that we believe we compete with for executive talent. The Compensation Committee reviews the composition of the Comparison Group at least annually. The companies in the Comparison Group for 2015 were:

Agilent Technologies, Inc. Allergan plc C.R. Bard, Inc. Baxter International Inc. Boston Scientific Corporation Medtronic plc	PerkinElmer, Inc. St. Jude Medical, Inc. Stryker Corporation Thermo Fisher Scientific Inc. Zimmer Biomet Holdings, Inc.

In addition to the Comparison Group, compensation data regarding certain positions at Abbott Laboratories, Johnson & Johnson and Roche Diagnostics is considered by the Compensation Committee when reviewing the compensation of Mr. Kozy in order to increase the number of comparable positions for which compensation data is available.

Comparison Group Data

	Revenue for the twelve months ended September 30, 2015 (in millions)	Market capitalization on September 30, 2015 (in millions)
25th Percentile	$5,098	$15,800
Median	$7,272	$19,102
75th Percentile	$16,590	$42,081
BD	$10,282	$27,892
BD Percentile Rank	61%	64%

We attempt to set the compensation of the named executive officers at levels that are competitive with the companies listed above, and use market comparison data regarding these companies as a guide. The Compensation Committee estimates the median salary, annual cash incentive and equity compensation (and the combined total of these elements) of persons holding the same or similar positions at the companies mentioned above, based on available data. The Compensation Committee (and the independent directors in the case of our CEO) then generally seeks to set the compensation of our executive officers for each of these elements within a competitive range of the median, assuming payout of performance-based compensation at target. The use of market comparison data, however, is just one of the tools used to determine executive compensation, and the Compensation Committee and the independent directors retain the flexibility to set target compensation at levels deemed appropriate for an individual or for a specific element of compensation. Based on the market data provided by Pay Governance, the Compensation Committee believes that the total target compensation set for the named executive officers in 2015 approximated median competitive levels.

Because each compensation element is reviewed individually, compensation decisions made with respect to one element of compensation generally do not affect decisions made with respect to other elements. It is also for this reason that no specific formula is used to determine the allocation between cash and equity compensation, although it is the Compensation Committee’s intent that equity compensation represent the largest portion of total target compensation. In addition, because an executive’s compensation target is set by reference to persons with similar duties at peer companies, we do not establish any fixed relationship between the amount of compensation paid to our CEO and that paid to the other named executive officers.

The use of tally sheets

The Compensation Committee is from time-to-time provided a “tally sheet” report prepared by management for each named executive officer. The tally sheet includes, among other things, total annual compensation, the value of unexercised or unvested equity compensation awards, and amounts payable upon termination of employment under various scenarios, including retirement or following a change in control. The Compensation Committee uses tally sheets to provide additional perspective on the value the executives have accumulated from prior equity awards and plan accruals and their retentive value.

The Key Elements of Our Compensation Program

The key elements of our executive compensation program are summarized in the table below.

Component	Description		Purpose

Base salary	Fixed cash compensation based on performance, scope of responsibilities, experience and competitive pay practices.		Provide a fixed, baseline level of compensation.

PIP	Annual variable cash payment tied to performance during the fiscal year.		Drive business performance on an annual basis. Reward individual contributions to BD’s performance.
Long-term equity compensation:

• SARs	Right to receive shares equal in value to difference between exercise price and BD stock price. SARs vest over four years and have 10-year term.	) ) ) ) ) ) ) ) ) ) ) ) )	Increase executive ownership to align interests with shareholders. Promote executive retention. Drive long-term business performance. Reward creation of shareholder value.
• Performance Units	Performance-based restricted stock units. Payout is tied to BD’s performance over three-year performance period.
• TVUs	Restricted stock units that vest in three annual installments following grant.

Our Emphasis on Pay-for-Performance

Performance-based compensation

Performance-based compensation represents a significant portion of the named executive officers’ compensation. The charts below show the performance-based portion of 2015 target compensation for Mr. Forlenza and the other named executive officers.

2015 Total Target Compensation*

*	“Performance-based” compensation includes PIP awards, Performance Units and SARs, while “Fixed” compensation includes salary and TVUs. The above charts are based on target values, and actual amounts received (and the percentage of total compensation coming from performance-based compensation) may differ based on actual performance and BD’s stock price.

How our performance metrics support BD’s strategy

BD’s strategy is focused on becoming a global provider of innovative healthcare solutions. To this end, our strategic objectives include increasing revenue from our core products, increasing investments in research and innovation, growing our operations in emerging markets and improving operating effectiveness and productivity. The Compensation Committee believes it is important that our compensation program reinforce and reward behaviors that support these business objectives. In addition, the Compensation Committee believes executive compensation should be based in part on how BD’s performance compares to peer companies facing the same market conditions as BD. These considerations inform the Compensation Committee’s selection of the performance measures for BD’s performance-based compensation.

Performance Period and Metrics for

Performance-based Compensation

1 Year	3 years	10 years

PIP Awards	Performance Units	SARS
• EPS* • Revenues* • Free cash flow as a percentage of sales*	• ROIC • Relative TSR	• Stock price appreciation

*	Measured on a currency-neutral basis.

PIP. We evaluate corporate performance under the PIP against the following metrics:

•

EPS. The Compensation Committee uses earnings per share from continuing operations (“EPS) as a performance measure because it is the primary basis on which BD sets performance expectations for the year and it is a widely used measure of overall company performance.

•	Revenues. Revenue is a measure of BD’s ability to innovate and compete in the marketplace. This measure focuses management on achieving strong “top-line” growth, consistent with our business strategy.

•

Free cash flow as a percentage of sales. This metric is used to recognize the importance of the efficient use of cash to our ability to fund ongoing investments in our business, including product development, innovation and geographic expansion, as well as the increased focus on this metric by the investor community. “Free cash flow” means cash flow from our operating activities, less capital expenditures and capitalized software.

These three measures combined provide a balanced set of performance targets that focus on growth, profitability and operating efficiency. EPS performance is weighted 50%, and revenue and free cash flow as a percentage of sales are each weighted 25%. Because EPS is the primary basis on which we set our performance expectations for the year, it is more heavily weighted than the other measures.

PIP performance targets are based on BD’s business plan for the fiscal year. Performance is measured on a currency-neutral basis. This means that BD’s actual performance is adjusted for the impact of changes in foreign currency exchange rates during the year, whether favorable or unfavorable to BD, compared to our budgeted rates when the targets are set. We eliminate this impact of foreign currency translation so that only BD’s underlying performance is considered in determining PIP awards.

Equity compensation. Equity compensation links executive compensation to BD’s performance against three-year performance goals and stock price appreciation. For the Performance Units granted in 2015, two metrics were used to measure performance, each weighted 50%:

•

ROIC. Return on invested capital (“ROIC”) measures profitability and how effectively company assets are being used. This metric requires management to effectively manage a number of different aspects of the business, including new product introductions, productivity improvements and geographic expansion.

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Relative total shareholder return (“TSR”). This metric measures BD’s stock performance (assuming reinvestment of dividends) during the performance period against that of a group of 14 companies in the healthcare industry (the “TSR Group”). This measure compares BD’s performance, as reflected in our stock price over time, to peer companies facing similar business conditions and is directly tied to shareholder returns. The TSR Group is broader than the Comparison Group used for compensation market data in order to reduce the volatility in relative performance that can come from the use of a relatively smaller number of companies.

How performance goals are set

When setting performance targets for the PIP and Performance Units, the Compensation Committee considers the environment in which BD is operating. The healthcare industry continues to face challenges, and the Compensation Committee seeks to reward what it deems to be superior performance by management in light of current industry conditions and growth trends. The Compensation Committee sets what it believes are reasonably achievable performance targets for BD at the time, and structures payouts so that they are aligned with BD’s performance against those targets.

Our risk analysis of performance-based compensation

While a significant portion of our executive compensation is performance-based, we do not believe that our program encourages excessive or unnecessary risk-taking. While risk-taking is a necessary part of operating and growing a business, the Compensation Committee focuses on aligning BD’s compensation practices with BD’s long-term strategy and attempts to avoid short-term rewards for management decisions that could pose long-term risks to BD. This includes:

•

Limits on PIP awards. We do not overweight short-term incentives as a proportion of total pay. PIP awards are also capped at 200% of an executive’s target award to protect against disproportionately large short-term incentives, and the Compensation Committee has the discretion to set PIP awards based on any factors it deems appropriate, including whether management has taken unnecessary or excessive risk.

•

Share retention and ownership guidelines. Our share retention and ownership guidelines ensure that our executives have a significant amount of their personal assets tied to the long-term success of BD.

•

Use of long-term equity compensation. The largest portion of the compensation paid to our named executive officers is long-term equity compensation that vests over a period of years, which encourages our executives to focus on sustaining BD’s long-term performance.

•

Use of Performance Units. A significant portion of executive equity compensation consists of Performance Units that have a three-year performance cycle. This focuses management on sustaining BD’s long-term performance. We also cap the payout of these awards at 200% of target.

•	Use of multiple performance metrics. We use a number of different performance metrics in our performance-based compensation, with no overlapping metrics among our different compensation components.

How PIP Awards Are Made

The PIP provides our executives an opportunity to receive a cash award for BD’s performance for the fiscal year and their contribution to that performance, as part of our pay-for-performance philosophy.

Award targets

Target PIP awards for the named executive officers are expressed as a percentage of base salary earned during the year. The “Grants of Plan-Based Awards in Fiscal Year 2015” table on page 42 shows the range of possible awards under the PIP for 2015, based on certain assumptions.

The factors the Compensation Committee and the independent directors consider when setting actual PIP awards include BD’s overall performance against the pre-set performance targets and the resulting available funding (discussed below), the executive’s target award and the executive’s individual performance. Our CEO’s performance is measured against the individual goals for the year established by the Board. For our other executive officers, performance is measured against the performance objectives set for the businesses, regions or functions they oversee. In each case, the performance objectives for a named executive officer involve a combination of quantitative and qualitative goals. However, no specific formula or weighting of individual performance objectives is used to determine a named executive officer’s PIP award, nor is the achievement of any particular individual performance objective a condition to receiving an award. Instead, the Compensation Committee and the independent directors use their business judgment to determine the appropriate PIP award to recognize BD’s performance and the executive’s contribution to that performance.

Funding for awards

Available funding for PIP awards is determined by a formula. For each measure, the Compensation Committee reviews how BD performed against the target goal set by the Compensation Committee in order to arrive at a performance factor for that measure.

•

For every 1% of performance above target, funding with respect to that measure is increased 5% above target funding (up to a maximum of 150%), and for every 1% below target, funding decreases 2.5% below target funding.

•	Performance below 90% of target for revenues or EPS results in no funding for that particular measure, while performance below 80% of the free cash flow target results in no funding for that measure.

The performance factors for the three measures are then weighted to arrive at an overall funding factor. Actual awards, as a percentage of a named executive officer’s target, may be more or less than the overall funding factor.

When comparing BD’s operating results against the performance targets, the Compensation Committee has the discretion to adjust BD’s results to account for unbudgeted acquisitions and divestitures during the year, and for other unbudgeted items that are not considered part of our ordinary operations. This ensures that business decisions are made based on what management believes is in the best interests of BD, rather than the possible effects on compensation. This discretion is also used to make sure our executives are not unfairly penalized by or rewarded for these types of events.

How Equity Compensation Awards Are Made

We use a mix of equity compensation vehicles to promote the objectives of our program.

•	SARs reward executives for the creation of shareholder value over the term of the award.

•	Performance Units, which measure performance over a three-year period, are intended to reward sustained long-term financial performance.

•

TVUs, which represent the smallest portion of equity compensation, are used to reduce the volatility in amounts realized from equity compensation that can arise when purely performance-based equity compensation is used.

Because they are equity-based and subject to vesting, each award also serves to align the interests of our executives with those of our shareholders and to promote executive retention.

Award values

The Compensation Committee determines the total grant date dollar value of the equity compensation to be paid to a named executive officer. SAR, Performance Unit and TVU awards are then made to the executive based on their estimated grant date values, with SARs and Performance Units each making up approximately 40% of the total award value, and TVUs the remaining 20%. The values given to equity compensation awards are only estimates and actual amounts realized from these awards may differ from these estimated values.

Performance Unit payout formula

The performance measures used for the Performance Units granted in 2015 were average annual ROIC and relative TSR, each weighted 50%. A payout factor for each measure is calculated to determine a final share payout, which can range anywhere from zero to 200% of target.

ROIC. The payout factor for ROIC performance is determined by a scale, with threshold performance set at 5% below the ROIC target (resulting in a 50% payout factor), and maximum performance set at 5% above target (resulting in a 200% payout factor). Performance below the threshold level results in a zero payout factor for the ROIC measure.

Relative TSR. The payout factor for relative TSR performance is determined by the following table:

BD’s Percentile Rank	TSR Factor
≥85th	200%
75th	165%
50th	100%
25th	35%
Less than 25th	0

In the event BD has a negative absolute TSR for the performance period, the factor assigned to relative TSR may not be more than 100%, regardless of BD’s TSR relative to the TSR Group. The Compensation Committee believes that in instances where BD has a negative absolute TSR, BD’s executives should still be rewarded for superior relative TSR performance, but that it is appropriate that the payout be limited.

Similar to the PIP, the Compensation Committee has the discretion to adjust BD’s average ROIC performance for acquisitions and divestitures and other items not considered part of our ordinary operations, and to remove companies from the TSR Group, or adjust the TSR of companies within the TSR Group or of BD, to account for acquisitions or mergers or other significant events, such as a changes in capital structure.

2015 Compensation Actions

Below is a discussion of compensation actions taken in 2015 with respect to the named executive officers.

Salary adjustments

The base salaries of the named executive officers are reviewed each November, and any adjustments go into effect on January 1 of the following calendar year. Effective January 1, 2015, Mr. Forlenza’s salary was increased from $1,000,000 to $1,060,000 in order to keep his salary competitive with the median of the Comparison Group. The other named executive officers received salary increases that were in line with increases at BD generally.

PIP awards

The threshold performance, target performance and maximum performance under the PIP for 2015, along with BD’s adjusted performance during the year, are set forth below.

	Range of Performance			Adjusted Performance	Percentage of Target Achieved	Weighted Performance Factor
	Minimum	Target	Maximum
EPS (50%)*	$ 6.62	$ 7.36	$ 8.10	$ 7.56	102.7%	57.00%
Revenues (25%) (in millions)*	$9,556	$10,618	$11,680	$10,659	100.4%	25.50%
Free cash flow as % of sales (25%)*	10.4%	13.0%	14.3%	13.5%	103.4%	29.25%

Total (rounded)						112.0%

*	Measured on a currency-neutral basis.

The EPS and revenue targets set at the beginning of 2015 were $6.80 and $8.638 billion, respectively. These targets were adjusted upwards following our acquisition of CareFusion to account for the expected contribution of the CareFusion business for the balance of 2015. As BD owned CareFusion for a little over half of 2015, the Compensation Committee believed it appropriate to measure PIP performance for 2015 based on the performance of the combined company rather than just on BD stand-alone results. Including CareFusion’s operating results also ensured management focus on running the businesses as an integrated company.

In reviewing BD’s 2015 performance, the Compensation Committee made adjustments for:

•	financing, transaction, integration and restructuring costs associated with the CareFusion acquisition,

•

the net impact of purchase account adjustments related to acquisitions, including CareFusion, which include, among other things, non-cash expenses associated with the amortization of acquisition-related intangible assets,

•	the favorable impact on revenues from acquisitions other than CareFusion,

•	a gain recognized on an equity investment in a company that BD eventually acquired,

•	litigation charges,

•	the favorable impact of an adjustment to an accrual recorded in 2014, and

•	dilution resulting from the issuance of shares in the CareFusion transaction prior to the time that we included CareFusion in our consolidated results.

The Committee made these adjustments so that the PIP funding factor appropriately reflected BD’s underlying operating results and was not impacted by acquisition-related factors and items not considered to be part of BD’s ordinary operations. These adjustments increased our currency-neutral EPS results for the year for purposes of the PIP by $3.81, and increased revenues by a net $13 million. The adjustments made by the Compensation Committee are consistent with the way in which management communicated BD’s 2015 financial performance to the financial community.

The following table shows the PIP awards granted for 2015. These awards are also set forth in the Summary Compensation Table on page 40 under the heading “Non-Equity Incentive Plan Compensation.”

Name	Target Incentive Award	Actual Incentive Award
Vincent A. Forlenza	$1,484,000	$1,662,080
Christopher R. Reidy	611,646	712,788
William A. Kozy	681,408	1,000,000
Jeffrey S. Sherman	395,577	458,198
Ellen R. Strahlman, M.D.	514,188	585,508

The PIP awards made to the named executive officers were generally in-line with our financial performance for the year, as reflected in the PIP performance factor of 112%. Except for Mr. Kozy, no individual’s actual award, as a percentage of the executive’s award target, exceeded the PIP performance factor by more than 5%. In making these awards, the Compensation Committee considered BD’s performance during the year and individual contributions to that performance. In particular, the Compensation Committee noted management’s role in completing the acquisition of CareFusion and the substantial progress made during the year in integrating the CareFusion business, including the fact that, as a result of management’s efforts, BD was able to raise its estimate of the cost synergies it believes can be achieved from the transaction. The Compensation Committee also considered BD’s strong financial performance for the year, despite the significant management attention required by the CareFusion transaction and integration. This included revenue and earnings growth that exceeded our internal expectations, both for the combined company and the legacy BD business, and significant improvement in BD’s underlying margins as a result of management’s integration efforts and BD’s operating effectiveness and efficiency initiatives.

With respect to Mr. Kozy, the Compensation Committee authorized a PIP award of 147% of his target (inclusive of the 112% performance factor) to recognize Mr. Kozy’s role following the CareFusion acquisition in leading the business integration efforts on behalf of BD, and the success he achieved in that role during the year.

The Compensation Committee believes the PIP awards made to the named executive officers appropriately reflect their efforts during the year and are consistent with our pay-for-performance philosophy.

Equity compensation awards

The Compensation Committee made the equity compensation awards to the named executive officers shown in the Summary Compensation Table on page 40 in November 2014. Mr. Forlenza’s target award value was increased compared to 2014 to reflect Mr. Forlenza’s performance and to move his target award value closer to the median of the Comparison Group.

The Performance Units included in the awards to our named executive officers cover the 2015-2017 performance period, and originally had a target ROIC of 22% (with threshold performance at 17% and maximum performance of 27%) along with the relative TSR performance metric discussed earlier. Following the CareFusion acquisition, the ROIC target for these Performance Units was changed to 15.6% to reflect the ROIC of the combined company over the performance period. (At the same time, the ROIC target for the Performance Units granted in 2014 was reduced to 18.1% from 22.9%.) The decrease in the ROIC target of the combined company is primarily attributable to the increase in BD’s asset base that resulted from the transaction. The relative TSR metric for the Performance Units was not changed.

Payout of Performance Unit awards

During fiscal year 2015, Performance Units covering the fiscal 2012-2014 performance period vested. The payout of these awards is reflected in the “SAR Exercises and Stock Vested in Fiscal Year 2015” table on page 46. These awards had performance targets of 4.3% average annual revenue growth (currency-neutral) and 24% average ROIC. Our average annual revenue growth and average ROIC over the performance period were 5% and 21.6%, respectively. To account for the impact of acquisitions during the period, average annual revenue growth was adjusted down to 4.8%. Consistent with the Compensation Committee’s past practices, ROIC for the performance period was adjusted for a number of items, including acquisitions and divestitures (and related costs), litigation matters and other items are not considered part of our ordinary operations. These items are identified on Appendix A. These adjustments increased average ROIC for the period to 23.8%. These adjustments to revenue growth and ROIC resulted in a modified payout of the awards at 104% of the share target.

Other Benefits Under Our Executive Compensation Program

Company transportation

Mr. Forlenza is encouraged to use BD aircraft for both personal and business travel in order to make more efficient use of his travel time, for personal security and to reduce business continuity risk. Mr. Forlenza has entered into a time-sharing arrangement under which he makes payments to BD for his personal use of BD aircraft. For 2015, Mr. Forlenza’s time-share payments exceeded BD’s incremental costs relating to his personal flights. Additional information on the time-sharing arrangement is set forth in the notes to the Summary Compensation Table on page 41.

Deferred compensation

Our Restoration Plan, an unfunded, nonqualified plan, allows eligible associates to defer receipt of cash compensation and shares issuable under certain equity compensation awards on a pre-tax basis in addition to what is allowed under the SIP, our tax-qualified 401(k) plan. The plan is offered as part of a competitive compensation program. We do not provide any guaranteed earnings on amounts deferred by the named executive officers, and earnings on these accounts are based on their individual investment elections. BD provides matching contributions on cash amounts deferred under the plan, subject to certain limits. A more complete description of the deferred compensation provisions of the Restoration Plan begins on page 48.

Pension benefits

We offer retirement benefits for all of our BD U.S. associates. Because the Internal Revenue Code limits the maximum annual benefit that may be paid to an individual under our qualified Retirement Plan, we provide additional retirement benefits through our Restoration Plan. Together, the Retirement Plan and Restoration Plan are designed to provide a market-competitive level of income replacement for our retirement-eligible associates and reduce associate turnover. The named executive officers participate in these plans on the same basis as all eligible associates. We do not include the value of equity compensation in calculating pension benefits. A more complete description of our pension benefits begins on page 46.

Change in control agreements

We have entered into agreements with the named executive officers relating to their employment following a change in control. These agreements provide the executives with continued employment for a period of two years following a change in control of BD, and provide certain benefits to the executives in the event their employment is terminated without cause or they leave their employment for “good reason” (also known as a constructive termination) during such period. Generally, these benefits include a severance payment equal to a multiple of the executive’s salary and PIP award, and certain other benefits. A more complete description of the terms and potential payouts of our change in control agreements begins on page 50.

General purpose. Our change in control agreements are intended to retain the executives and provide continuity of management in the event of an actual or potential change in control of BD. These change in control benefits are reviewed from time-to-time by the Compensation Committee to ensure that they are consistent with our compensation objectives and market practices. Based on information provided by Pay Governance, change in control arrangements are used by a substantial majority of the companies in the Comparison Group, and the terms of our agreements, including the severance multiple, are consistent with the prevailing practices at those companies. The Compensation Committee believes the benefits provided under these agreements are appropriate and consistent with our objective of attracting and retaining highly qualified executives.

Triggering events. Our agreements contain a “double trigger”—that is, there must be a change in control of BD and a termination of the executive’s employment in order for any payments to be made. We opted for a double trigger, rather than a “single trigger” that provides for severance payments solely on the basis of a change in control, since a double trigger is consistent with the purpose of encouraging the continued employment of the executive following a change in control.

Tax reimbursement payments. In certain instances, payments made to an executive on account of his termination may be subject to a 20% excise tax. Under the agreements with Messrs. Forlenza, Kozy and Sherman, to offset the effect of this tax, we will reimburse the executive for any resulting excise tax. We provide for these payments because they allow the executive to recognize the full intended economic benefit of the agreement and eliminate unintended disparities between executives that the excise tax can arbitrarily impose, owing to the particular structure of this tax provision. However, while we believe these tax reimbursement provisions serve a valid purpose, in light of trends in executive compensation practices, it has been our policy since 2011 that any new change in control agreements that we enter into with executive officers will not contain these provisions.

Other change in control provisions

Upon a change in control, outstanding equity compensation awards granted to our associates prior to January 1, 2015, including the named executive officers, immediately vest. Unlike the “double trigger” discussed above, no termination of employment is required for the accelerated vesting of the awards. This “single-trigger” vesting provides our associates with the same opportunity as our shareholders to realize the value created by the transaction.

In November, 2014, we amended our equity compensation plan to include a “double-trigger” vesting provision upon a change in control. Under this provision, awards made after January 1, 2015 will not automatically vest upon a change in control if the awards are either continued or replaced with similar awards. In those instances, the awards will automatically vest only if the associate is terminated without “cause” or the associate terminates employment for “good reason” (as such terms are defined in the plan) within two years of the change in control.

Significant Policies and Additional Information Regarding Executive Compensation

Clawback policy

We have a policy that gives the Board the discretion to require a member of the BD Leadership Team (which includes 87 senior BD leaders, including the named executive officers) to reimburse BD for any PIP award or Performance Unit payout that was based on financial results that were subsequently restated as a result of that person’s misconduct. The Board also has the discretion to cancel any equity compensation awards (or recover payouts under such awards) that were granted to such person with respect to the restated period, and to require the person to reimburse BD for any profits realized on any sale of BD stock occurring after the public issuance of the financial statements that were subsequently restated.

The policy also gives the Board the authority to require members of the BD Leadership Team who were not involved in the misconduct to reimburse BD for the amount by which their PIP award or Performance Unit payouts exceeded the amount they would have received based on the restated results.

Share retention and ownership guidelines

To increase executive share ownership and promote a long-term perspective when managing our business, our executive officers and other members of the BD Leadership Team are required to retain, in shares of BD stock, 75% of the net after-tax proceeds from any equity compensation awards granted to them after they become a member of the BD Leadership Team. They are subject to these requirements until they achieve and maintain the required ownership level. The required ownership levels are:

Chief Executive Officer	5 times salary
Other Executive Officers	3 times salary
Other BD Leadership Team Members	1 times salary

Shares held directly, shares held indirectly through our SIP and Restoration Plan, and TVUs are included in determining a person’s share ownership. Messrs. Forlenza, Kozy, and Sherman have holdings in excess of their ownership requirement. Dr. Strahlman and Mr. Reidy, each of whom has been with BD for less than three years, have not yet attained their required ownership level.

We have a policy that prohibits our directors and associates from pledging BD shares, or engaging in options, puts, calls or other transactions that are intended to hedge against the economic risk of owning BD shares.

Equity award policy

The Compensation Committee has adopted a policy that prohibits the backdating of any equity compensation award and requires our annual equity compensation awards and any “off-cycle” awards approved by our CEO to be made on fixed dates. The policy also prohibits manipulating the timing of either the public release of information or the grant of an award in order to increase the value of an award. Under the policy, the exercise price of any stock option or SAR award will be the closing price of BD stock on the grant date.

Tax considerations

Section 162(m) of the Internal Revenue Code precludes BD from taking a federal income tax deduction for compensation paid in excess of $1 million to its CEO and its three other most highly-compensated executive officers (other than the CFO). This limitation does not apply, however, to “performance-based” compensation. While the Compensation Committee generally attempts to maximize the tax deductibility of executive compensation, the Compensation Committee believes that the primary purpose of our compensation program is to support BD’s business strategy and the long-term interests of our shareholders. Therefore, the Compensation Committee maintains the flexibility to award compensation that may not be tax-deductible if doing so furthers the objectives of our executive compensation program.

This section includes a discussion of performance targets in the limited context of our executive compensation program. These targets are not statements of management’s expectations of our future results or other guidance. Investors should not use or evaluate these targets in any other context or for any other purpose.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table shows the compensation provided by BD to each of the named executive officers in fiscal year 2015.

Fiscal Year 2015 Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards ($)(1)	SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Vincent A. Forlenza	2015	1,045,000	0		5,381,613	3,576,512	1,662,080	0	44,827	11,710,032
Chairman, Chief Executive	2014	985,000	0		4,653,236	3,153,732	1,400,000	755,859	35,691	10,983,518
Officer and President	2013	930,000	0		3,758,005	2,449,317	1,225,000	784,753	35,958	9,183,033
Christopher R. Reidy(5)	2015	713,501	0		1,361,651	904,912	712,788	77,550	48,725	3,819,127
Executive Vice President,	2014	690,188	0		1,240,875	840,994	663,946	42,116	21,500	3,499,619
Chief Financial Officer and	2013	144,247	0		0	0	131,192	6,346	4,619	286,404
Chief Administrative Officer
William A. Kozy	2015	749,840	0		1,750,770	1,163,438	1,000,000	459,932	49,517	5,173,497
Executive Vice President	2014	721,000	0		1,861,313	1,261,501	736,117	450,118	40,412	5,070,461
and Chief Operating Officer	2013	690,000	0		1,844,731	1,202,322	865,095	741,154	39,704	5,383,006
Jeffrey S. Sherman	2015	560,333	0		875,459	581,731	458,198	121,987	48,725	2,646,433
Executive Vice President and	2014	540,750	0		806,560	546,653	408,954	104,456	39,750	2,447,123
General Counsel	2013	516,250	0		903,154	588,622	530,854	603,993	38,975	3,181,848
Ellen R. Strahlman, M.D.(6)	2015	637,301	0		972,660	646,362	585,508	66,642	43,725	2,952,198
Executive Vice President, Research and Development and Chief Medical Officer	2014	615,750	285,000	(7)	806,560	546,653	531,576	43,380	11,700	2,840,619

(1)	Stock Awards and SAR Awards. The amounts shown in the “Stock Awards” column (which includes Performance Units and TVUs) and “SAR Awards” column (which includes SARs) reflect the grant date fair value of the awards under FASB ASC Topic 718 (disregarding estimated forfeitures). For a description of the methodology and assumptions used to determine the amounts reflected in these columns, see Note 7 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

The amounts included in the “Stock Awards” column for the Performance Units awarded in 2015 reflect the grant date fair values of these awards at target payout, which we believe is the most probable outcome based on the applicable performance conditions. Below are the grant date fair values of these awards, assuming a maximum payout of 200% of target:

Name	Grant date fair value at target payout	Grant date fair value at maximum payout
Vincent A. Forlenza	$3,618,246	$7,236,492
William A. Kozy	1,177,066	2,354,132
Christopher R. Reidy	915,479	1,830,958
Jeffrey S. Sherman	588,607	1,177,214
Ellen R. Strahlman	653,893	1,307,786

(2)	Non-Equity Incentive Plan Compensation. Includes amounts earned under BD’s PIP. These amounts are paid in January following the fiscal year in which they are earned, unless deferred at the election of the named executive officer.

(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings.

Pension—Amounts shown are the aggregate changes in the actuarial present value of accumulated benefits under our defined benefit pension plans (including our nonqualified Restoration Plan). These amounts represent the difference between the present value of accumulated pension benefits (determined as of the first date on which the executives are eligible to retire and commence unreduced benefit payments) at the beginning and end of the fiscal years shown. A decrease in present value is shown as “0”. During the 2015 fiscal year, the actuarial present value of accumulated benefits for Mr. Forlenza decreased by $40,050. Information regarding our pension plans begins on page 46.

Deferred Compensation—Earnings on nonqualified deferred compensation are not included in this column, because no named executive officer earned above-market or preferential earnings on nonqualified deferred compensation during the fiscal years shown. Information on the named executive officers’ nonqualified deferred compensation accounts is on page 49.

(4)	All Other Compensation. Amounts shown for fiscal year 2015 include the following:

	Vincent A. Forlenza	Christopher R. Reidy	William A. Kozy	Jeffrey S. Sherman	Ellen R. Strahlman
Matching contributions under plans	$43,725	$43,725	$43,725	$43,725	$43,725
Matching charitable gifts	—	5,000	5,000	5,000	—
Term life insurance	1,102	—	792	—	—

Total	$44,827	$48,725	$49,517	$48,725	$43,725

The following is a description of these benefits:

•	Matching contributions under plans—The amounts shown reflect matching contributions made by BD pursuant to the SIP, our 401(k) plan, and the Restoration Plan.

•

Matching charitable gifts—The amounts shown are matching contributions made (or committed to be made) by BD through our Matching Gift Program, under which BD matches up to $5,000 of contributions per calendar year made to qualifying non-profit organizations.

•

Term life insurance—BD provides incremental term life insurance benefits to certain named executive officers beyond those provided to BD associates generally. The amounts shown reflect the dollar value of the insurance premiums paid by BD for this incremental insurance.

Pursuant to a policy adopted by the Board of Directors, Mr. Forlenza is encouraged to use BD aircraft for personal and business travel. The value of his personal use of BD aircraft is measured by the incremental variable costs incurred by BD in connection with his personal flights that are not reimbursed by him. These variable costs include fuel, trip-related maintenance, crew travel expenses, on-board catering, and landing and parking fees. If the aircraft flies empty before picking up or after dropping off Mr. Forlenza at a destination, the cost of the empty flight is included in the incremental cost. Since BD aircraft are used predominantly for business purposes, we do not include fixed costs that do not change in amount based on usage, such as depreciation and pilot salaries.

Mr. Forlenza has entered into a time-sharing arrangement under which he makes time-share payments to BD for the personal use of BD aircraft. The payments are for the maximum amount permitted by Federal Aviation Administration regulations without subjecting BD to regulation as a charter carrier. Mr. Forlenza is responsible for the payment of any tax on any income imputed to him as a result of his personal use of corporate aircraft. For 2015, Mr. Forlenza’s time-share payments exceeded BD’s incremental costs relating to his personal flights.

(5)	Mr. Reidy’s employment at BD commenced July 15, 2013.

(6)	Dr. Strahlman’s employment at BD commenced April 22, 2013.

(7)	Represents a payment pursuant to Dr. Strahlman’s sign-on agreement to compensate her for the forfeiture of equity compensation awards she had received from her former employer.

Information Regarding Plan Awards in Fiscal Year 2015

Set forth below is information regarding awards granted to the named executive officers in fiscal year 2015. The non-equity incentive plan awards were made under the PIP. The equity compensation awards were made under BD’s 2004 Employee and Director Equity-Based Compensation Plan.

Grants of Plan-Based Awards in Fiscal Year 2015

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other SAR Awards: Number of Securities Underlying SARs (#)	Exercise or Base Price of SAR Awards ($/Sh)(4)	Grant Date Fair Value of Stock and SAR Awards($)(5)
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent A. Forlenza	PIP	N/A	1,023,960	1,484,000	2,968,000
	PU	11/25/14				10,387	24,441	48,882				3,618,246
	TVU	11/25/14							13,813			1,763,368
	SAR	11/25/14								144,098	134.73	3,576,512
Christopher R. Reidy	PIP	N/A	422,036	611,646	1,223,292
	PU	11/25/14				2,628	6,184	12,368				915,479
	TVU	11/25/14							3,495			446,172
	SAR	11/25/14								36,459	134.73	904,912
William A. Kozy	PIP	N/A	470,172	681,408	1,362,816
	PU	11/25/14				3,379	7,951	15,902				1,177,066
	TVU	11/25/14							4,494			573,704
	SAR	11/25/14								46,875	134.73	1,163,438
Jeffrey S. Sherman	PIP	N/A	272,948	395,577	791,154
	PU	11/25/14				1,690	3,976	7,952				588,607
	TVU	11/25/14							2,247			286,852
	SAR	11/25/14								23,438	134.73	581,731
Ellen R. Strahlman	PIP	N/A	354,790	514,188	1,028,376
	PU	11/25/14				1,877	4,417	8,834				653,893
	TVU	11/25/14							2,497			318,767
	SAR	11/25/14								26,042	134.73	646,362

(1)	Award Type:

PIP = Performance Incentive Plan

PU = Performance Unit

TVU = Time-Vested Unit

SAR = Stock Appreciation Right

(2)	The amounts shown represent the range of possible dollar payouts that a named executive officer could earn under the PIP for fiscal year 2015, based on certain assumptions. Actual payments to the named executive officers under the PIP are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 40. The amount in the “Threshold” column assumes BD achieved the minimum performance levels for each performance measure, resulting in available funding for awards at 69% of target, and that the named executive officer received a payment equal to 69% of his or her award target. The “Maximum” column reflects an award at 200% of target, the maximum award an individual may receive under the PIP.

(3)	The amounts shown represent the range of potential share payouts under Performance Unit awards. The amount in the “Threshold” column shows the number of shares that will be paid out assuming BD achieves the minimum performance level for each performance measure under the award.

(4)	The exercise price is the closing price of BD common stock on the date of grant, as reported on the NYSE.

(5)	The amounts shown in this column reflect the grant date fair value of the awards under FASB ASC Topic 718 used by BD for financial statement reporting purposes (disregarding estimated forfeitures). For a discussion of the assumptions made to determine the grant date fair value of these awards, see Note 7 to the consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Description of awards

PIP

The PIP provides an opportunity for annual cash incentive payments to eligible associates. A more detailed discussion of the PIP and the performance targets established under the PIP for fiscal year 2015 appears in the Compensation Discussion and Analysis section of this proxy statement. Total awards to BD’s executive officers may not, in the absence of special circumstances, exceed 3% of our reported after-tax net income for the fiscal year.

Equity compensation awards

Performance Units. Performance Units are performance-based restricted stock units that vest three years after grant. The potential payouts under these awards range from zero to 200% of target. The actual payout will be based on BD’s performance against the performance targets for these awards over the three-year performance period covering fiscal years 2015-2017. A more detailed discussion of these performance targets appears in the Compensation Discussion and Analysis section of this proxy statement. Performance Units are not transferable, and holders may not vote any shares underlying the award until the shares have been distributed. Dividends do not accrue on these awards.

TVUs. TVUs are restricted stock units that represent the right to receive one share of BD common stock upon vesting. TVUs vest in three annual installments, beginning one year from the grant date. TVUs are not transferable, and holders may not vote any shares underlying the award until the shares have been distributed. Dividends do not accrue on these awards.

SARs. A SAR represents the right to receive, upon exercise, shares of BD common stock equal in value to the difference between the BD common stock price at the time of exercise and the exercise price. SARs have a ten-year term, and become exercisable in four equal annual installments, beginning one year from the grant date.

Change in control. Performance Units, TVUs and SARs listed in the above table fully vest in the event of a change in control (see “Accelerated vesting of equity compensation awards upon a change in control” on page 52).

Outstanding Equity Awards

The following table sets forth the outstanding equity awards held by the named executive officers at the end of fiscal year 2015.

Outstanding Equity Awards at 2015 Fiscal Year-End

		SAR Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Vincent A. Forlenza	11/21/2006	18,073	0	$71.72	11/21/2016
	11/20/2007	18,157	0	$84.33	11/20/2017
	11/25/2008	34,544	0	$62.50	11/25/2018
	11/24/2009	54,742	0	$75.63	11/24/2019
	11/23/2010	85,372	0	$76.64	11/23/2020
	11/22/2011	136,344	45,450	$72.12	11/22/2021
	11/20/2012	101,378	101,380	$76.18	11/20/2022
	11/26/2013	39,619	118,860	$108.89	11/26/2023
	11/25/2014	0	144,098	$134.73	11/25/2024
	Various					122,288	16,222,726	105,328	13,972,812
William A. Kozy	11/24/2009	40,235	0	$75.63	11/24/2019
	11/23/2010	51,833	0	$76.64	11/23/2020
	11/22/2011	54,261	18,090	$72.12	11/22/2021
	11/20/2012	49,764	49,766	$76.18	11/20/2022
	11/26/2013	15,848	47,544	$108.89	11/26/2023
	11/25/2014	0	46,875	$134.73	11/25/2024
	Various					75,517	10,018,085	38,480	5,104,756
Christopher R. Reidy	11/26/2013	10,565	31,696	$108.89	11/26/2023
	11/25/2014	0	36,459	$134.73	11/25/2024
	Various					7,483	992,695	27,420	3,637,537
Jeffrey S. Sherman	11/24/2009	26,002	0	$75.63	11/24/2019
	11/23/2010	37,198	0	$76.64	11/23/2020
	11/22/2011	33,273	11,091	$72.12	11/22/2021
	11/20/2012	24,362	24,365	$76.18	11/20/2022
	11/26/2013	6,867	20,603	$108.89	11/26/2023
	11/25/2014	0	23,438	$134.73	11/25/2024
	Various					37,588	4,986,424	17,736	2,352,858
Ellen R. Strahlman	11/26/2013	6,867	20,603	$108.89	11/26/2023
	11/25/2014	0	26,042	$134.73	11/25/2024
	Various					7,965	1,056,637	18,618	2,469,864

(1)	SARs are included in these columns. SARs become exercisable in four equal annual installments, beginning one year following the date of grant.

Set forth below is the value of the exercisable SARs held by named executive officers at the end of fiscal year 2015. The value represents the difference between $132.66, the closing price of BD common stock on September 30, 2015, and the exercise price of each exercisable SAR held by the named executive officer. These values may not reflect the value actually realized by the named executive officers upon exercise.

Name	Value of Vested SARs
Vincent A. Forlenza	$37,539,641
Christopher R. Reidy	1,150,423
William A. Kozy	16,445,468
Jeffrey S. Sherman	9,820,680
Ellen R. Strahlman	747,748

(2)	The amounts shown in this column include grants of restricted stock unit awards that are not performance-based. These include TVUs granted on November 20, 2012, November 26, 2013 and November 25, 2014, which vest three years after grant. The amounts shown for Messrs. Forlenza, Kozy and Sherman also include awards that vest at, or one year following, the retirement of the named executive officer. Also included in this column are shares payable under Performance Units granted on November 20, 2012, which covered the fiscal year 2013-2015 performance period and vested on November 20, 2015.

(3)	Market value has been calculated by multiplying the number of unvested units by $132.66, the closing price of BD common stock on September 30, 2015. These values may not reflect the value actually realized by the named executive officers.

(4)	The amounts in this column represent the Performance Unit awards shown below at maximum payout. The actual number of shares issued under these awards will be based on BD’s performance over the applicable performance period.

For Mr. Forlenza:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/26/2013	56,446	Fiscal years 2014-2016	11/26/2016
11/25/2014	48,882	Fiscal years 2015-2017	11/25/2017

For Mr. Reidy:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/26/2013	15,052	Fiscal years 2014-2016	11/26/2016
11/25/2014	12,368	Fiscal years 2015-2017	11/25/2017

For Mr. Kozy:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/26/2013	22,578	Fiscal years 2014-2016	11/26/2016
11/25/2014	15,902	Fiscal years 2015-2017	11/25/2017

For Mr. Sherman:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/26/2013	9,784	Fiscal years 2014-2016	11/26/2016
11/25/2014	7,952	Fiscal years 2015-2017	11/25/2017

For Dr. Strahlman:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/26/2013	9,784	Fiscal years 2014-2016	11/26/2016
11/25/2014	8,834	Fiscal years 2015-2017	11/25/2017

SAR Exercises and Vesting of Stock Units

The following table contains information relating to the exercise of SARs, and the vesting of TVUs and Performance Units, during fiscal year 2015.

SAR Exercises and Stock Vested in Fiscal Year 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Vincent A. Forlenza	0	0	52,222	6,808,704
Christopher R. Reidy	0	0	0	0
William A. Kozy	42,079	2,947,170	20,785	2,709,948
Jeffrey S. Sherman	12,380	671,794	12,745	1,661,693
Ellen R. Strahlman	0	0	0	0

(1)	Represents the difference between the exercise price and the BD common stock price at exercise. Mr. Kozy’s exercise of 42,079 SARs resulted in the acquisition of 20,761 net shares. Mr. Sherman’s exercise of 12,380 SARs resulted in the acquisition of 4,847 net shares.

(2)	Shows the shares, including dividend reinvestment shares, vesting in fiscal year 2015 under TVUs and under Performance Units that covered the fiscal year 2012-2014 performance period.

(3)	Based on the closing price of BD stock of $130.38 on the vesting date.

Other Compensation

Retirement Plan

General. BD’s Retirement Plan is a non-contributory defined benefit plan. The Retirement Plan is generally available to all active full-time and part-time U.S. BD associates.

The Internal Revenue Code limits the maximum annual benefit that may be paid to an individual under the Retirement Plan and the amount of compensation that may be recognized in calculating these benefits. BD makes supplemental payments to its nonqualified Restoration Plan to offset any reductions in benefits that result from these limitations. BD’s obligations to pay retirement benefits under the Restoration Plan are funded through a trust. The trust is currently secured by a letter of credit. The trustee is required to draw on the letter of credit, up to specified limits, following a change in control of BD (as defined in the trust agreement).

The Retirement Plan and the Restoration Plan generally provide retirement benefits on a “cash balance” basis. Under the cash balance provisions, an associate has an account that is increased by pay credits based on compensation, age and service, and by interest credits based on the rate prescribed by the plans.

Prior to January 1, 2013, benefits were based on a “final average pay” formula for associates who were hired before April 1, 2007 and who did not elect to be covered under the cash balance formula. Effective January 1, 2013, all final average pay participants were converted to the cash balance formula, with an opening cash balance equal to the actuarial present value of the accrued final average pay benefit accrued, based on service and pay through December 31, 2012. Upon retirement, the value of this opening cash balance (with interest credits) is compared to the value of the December 31, 2012 benefit accrued under the final average pay formula and the greater of the two is payable to the participant. Benefits accrued after December 31, 2012 are determined under the cash balance formula only.

Estimated benefits. The following table shows the actuarial present value on September 30, 2015 (assuming payment as a single life annuity) of accumulated retirement benefits payable under our plans as of the first date on which the named executive officer is eligible to retire and commence unreduced benefit payments. For a description of the other assumptions used in calculating the present value of these benefits, see Note 8 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2015.

PENSION BENEFITS AT 2015 FISCAL YEAR-END

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)
Vincent A. Forlenza	Retirement Plan	35	1,621,069
	Restoration Plan	35	8,668,799
Christopher R. Reidy	Retirement Plan	3	43,623
	Restoration Plan	3	82,389
William A. Kozy	Retirement Plan	41	2,012,324
	Restoration Plan	41	7,777,568
Jeffrey S. Sherman	Retirement Plan	12	380,127
	Restoration Plan	12	902,508
Ellen R. Strahlman	Retirement Plan	3	43,727
	Restoration Plan	3	79,074

Amounts shown are not subject to any further deduction for Social Security benefits or other offsets. Associates may elect to receive a lifetime pension or the actuarial value of their retirement benefits in a lump sum, as described below.

Calculation of Benefits

Final average pay provisions used to determine benefits accrued prior to January 1, 2013. The monthly pension benefit payable in cases of retirement at normal retirement age under the final average pay provisions is calculated using the following formula:

(1% of average final covered compensation, plus 1.5% of average final excess compensation)

multiplied by years and months of credited service

For purposes of the formula, “average final covered compensation” was generally the portion of an associate’s covered compensation subject to Social Security tax, and “average final excess compensation” is the portion that is not subject to such tax. “Covered compensation” included salary and other forms of regular compensation, including commissions and PIP awards. As noted above, effective January 1, 2013, all final average pay participants were converted to the cash balance formula, with an opening cash balance equal to the actuarial present value of the accrued final average pay benefit accrued, based on service and pay through December 31, 2012.

Cash Balance Provisions. Each month, an associate’s cash balance account is credited with an amount equal to a percentage of the associate’s total compensation for the month (generally, salary and other forms of regular compensation, including commissions and PIP awards). Such percentage is calculated as follows:

Age plus years of credited service as of the upcoming December 31	Credit percentage
Less than 40	3%
40-49	4%
50-59	5%
60-69	6%
70 or more	7%

In addition, each month the associate’s account is credited with interest. The rate used during the calendar year is determined based on the 30-year U.S. Treasury rates in effect during the prior September, subject to a minimum rate.

Early retirement. An associate is eligible to retire early and commence benefit payments if the associate is at least age 55 and has at least 10 years of credited service. Messrs. Forlenza, Kozy and Sherman are currently eligible for early retirement under the plans. Participants may commence payment of benefits under the cash balance formula prior to early retirement eligibility at any age if the participant terminates with at least three years of service.

Under the cash balance provisions, the amount of the associate’s benefit will be the associate’s vested account balance on the early retirement date. The associate may elect to begin payment of the account balance on the early retirement date or delay payment until the normal retirement date.

For those named executive officers who formerly participated in the final average pay formula and were converted to cash balance, the portion of the cash balance account attributable to the converted final average pay benefit is compared to the final average pay benefit accrued through the date of conversion under the final average formula. The result that produces the higher benefit is payable.

Form of benefit. Participants may elect to receive their benefits in various forms. Participants may select a single life annuity, in which pension payments will be payable only during the associate’s lifetime. Associates may also elect to receive their benefits in a single lump sum payment. Under the final average pay provisions, this lump sum is actuarially equivalent to the benefit payable under the single life annuity option. Under the cash balance provisions, the lump sum is equal to the associate’s account balance.

Married participants may select a joint and survivor annuity option. Under this option, the associate receives a reduced benefit during his or her lifetime, and, upon death, the associate’s spouse will receive monthly payments for the remainder of the spouse’s lifetime. The associate can choose a continuation benefit of 50%, 75% or 100% of the amount that was paid to the associate. The degree to which the pension benefit is reduced depends upon the age difference of the associate and the spouse, and on the percentage of the continuation benefit that is selected.

Associates may also select a guaranteed payment option. The associate chooses a designated number of guaranteed monthly payments (either a 60-month minimum guarantee or a 120-month minimum guarantee). If the associate dies before receiving all of the minimum payments, the associate’s beneficiary will receive the balance of the payments. If this option is selected, the single life annuity otherwise payable is reduced to cover the cost of the guarantee. The amount of the reduction is 3% if the 60-month option is chosen, and 7% if the 120-month option is chosen.

Deferred compensation

Cash deferrals. The Restoration Plan also allows an eligible BD associate to defer receipt of up to 75% of salary and/or up to 100% of a PIP award until the date or dates elected by the associate. The amounts deferred are invested in a BD common stock account or in cash accounts that mirror the gains and/or losses of several different publicly available investment funds, based on the investment selections of the participants. The investment risk is borne solely by the participant. Participants are entitled to change their investment elections at any time with respect to prior deferrals, future deferrals or both. The plan does not offer any above-market or preferential rates. The investment options available to participants may be changed by BD at any time.

Deferral of equity awards. The plan also allows associates to defer receipt of up to 100% of the shares issuable under their Performance Units and TVUs. These deferred shares are allocated to the participant’s BD stock account and must stay in such account until they are distributed.

Withdrawals and distributions. Participants may elect to receive deferred amounts either during their employment or following termination of employment. Participants may elect to receive distributions in installments or in a lump sum. Except in an unforeseen emergency, participants may not withdraw deferred funds prior to their scheduled distribution date.

Matching contributions. BD provides matching contributions on cash amounts deferred under the plan. These contributions are made in the first calendar quarter following the calendar year in which the compensation was deferred. BD matches 75% of the first 6% of salary and PIP award deferred by a participant under the plan, subject to certain limits.

Unfunded liability. BD is not required to make any contributions to the plan with respect to its obligations to pay deferred compensation. BD has unrestricted use of any cash amounts deferred by participants. Participants have an unsecured contractual commitment from BD to pay the amounts due under the plan. When such payments are due, the cash and/or stock will be distributed from BD’s general assets. BD has purchased corporate-owned life insurance that mirrors the returns on cash amounts deferred under the plan to substantially offset this liability.

Account information. The following table sets forth information regarding activity during fiscal year 2015 in the plan accounts maintained by the named executive officers.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2015

Name	Executive contributions in last fiscal year ($)(1)	Registrant contributions in last fiscal year ($)(2)	Aggregate earnings in last fiscal year ($)	Aggregate balance at last fiscal year- end ($)(3)
Vincent A. Forlenza	244,385	31,800	(27,129)	1,955,658
Christopher R. Reidy	85,113	31,800	(10,588)	161,537
William A. Kozy	148,540	31,800	(43,775)	1,772,987
Jeffrey S. Sherman	58,135	31,800	281,677	3,392,791
Ellen R. Strahlman	46,969	31,800	(3,315)	75,454

(1)	The following amounts are reported as compensation in the fiscal year 2015 “Salary” column of the Summary Compensation Table appearing on page 40: Mr. Forlenza—$104,385; Mr. Reidy—$18,718; Mr. Kozy—$74,928; Dr. Strahlman—$46,969; and Mr. Sherman—$33,598. The remaining executive contributions relate to the deferral of fiscal year 2014 PIP awards that were payable in 2015.

(2)	Amounts in this column are included in the “All Other Compensation” column of the Summary Compensation Table and reflect matching credits that were earned by participants in 2015. These amounts are not credited to participant accounts until 2016.

(3)	Reflects amounts in which the named executive officer is vested. BD matching contributions fully vest after a participant has been at BD for four years.

Payments Upon Termination of Employment or Change In Control

Payments upon termination of employment

The following table shows the estimated payments and benefits that would be paid by BD to each of the named executive officers as a result of a termination of employment under various scenarios. The amounts shown assume termination of employment on September 30, 2015. However, the actual amounts that would be paid to these named executive officers under each scenario can only be determined at the actual time of termination.

Name	Termination without cause or for “good reason” following a change in control($)(1)	Termination due to retirement($)(2)	Termination without cause($)(3)	Termination due to disability($)(4)	Termination due to death($)(5)
Vincent A. Forlenza	29,694,445	40,556,716	41,205,149	39,032,187	41,152,187
Christopher R. Reidy	3,813,150	—	1,615,948	2,584,255	3,304,255
William A. Kozy	15,604,792	25,882,513	26,533,801	25,134,045	26,649,045
Jeffrey S. Sherman	4,201,663	9,263,297	9,630,348	8,896,890	9,462,890
Ellen R. Strahlman	3,339,643	—	1,737,831	2,105,797	2,748,797

(1)	Includes amounts payable under change in control employment agreements (which are described below), and amounts distributable under BD’s retirement plans, assuming payout as a lump sum. Also includes for Mr. Reidy and Dr. Strahlman the accelerated vesting of company matching contributions under the SIP and the Restoration Plan. Does not include the accelerated vesting of equity compensation awards that occurs solely upon a change in control, which is discussed below.

(2)	Includes amounts distributable under BD’s retirement plans, assuming payout as a lump sum, and the accelerated vesting of equity compensation awards upon retirement. The amounts included for equity compensation includes the pro rata amount of Performance Units earned as of September 30, 2015, with awards that vested in November 2015 included at actual payout and all other Performance Units at their target payout. Mr. Reidy and Dr. Strahlman were not eligible for retirement under BD’s plans as of September 30, 2015.

(3)	Includes amounts distributable under BD’s retirement plans, assuming payout as a lump sum, the accelerated vesting of equity compensation awards, outplacement services (with an assumed maximum cost of $100,000), health and welfare benefits and severance benefits. BD’s severance policy for U.S. associates provides for severance payments equal to two weeks’ salary for each year of service (assuming the associate grants a general release to BD).

(4)	Includes amounts distributable under BD’s retirement plans, assuming payout as a lump sum, and the accelerated vesting of equity compensation awards.

(5)	Includes amounts distributable under BD’s retirement plans, assuming payout as a lump sum, the accelerated vesting of equity compensation awards and life insurance benefits.

The amounts shown in the above table do not include vested deferred compensation distributable upon termination, which is shown on page 49. The amounts shown also do not include the value of vested SARs held by the named executive officers as of September 30, 2015. The value of these vested SARs appears on page 44.

Payments upon termination under change in control agreements

BD has entered into agreements with the named executive officers that provide for the continued employment of the executive for a period of two years following a change in control of BD. These agreements are designed to retain the executives and provide continuity of management in the event of an actual or potential change in control of BD. The following is a summary of the key terms of the agreements.

The agreement provides that BD will continue to employ the executive for two years following a change in control, and that, during this period, the executive’s position and responsibilities at BD will be materially the same as those prior to the change in control. The agreement also provides for minimum salary, PIP award and other benefits during this two-year period. “Change in control” is defined under the agreement generally as:

•	the acquisition by any person or group of 25% or more of the outstanding BD common stock;

•	the incumbent members of the Board ceasing to constitute at least a majority of the Board;

•	certain business combinations; and

•	shareholder approval of the liquidation or dissolution of BD.

The agreement also provides that, in the event the executive is terminated without “cause” or the executive terminates his employment for “good reason” during the two years following a change in control, the executive would receive:

•

a pro rata PIP award for the year of termination based on the greater of (i) the executive’s average PIP award for the last three fiscal years prior to termination, and (ii) the executive’s target PIP award for the year in which the termination occurs (the greater of the two being referred to herein as the “Incentive Payment”);

•

a lump sum severance payment equal to three times (in the case of Messrs. Forlenza and Kozy) or two times (in the case of Messrs. Reidy and Sherman and Dr. Strahlman) the sum of the executive’s annual salary and his or her Incentive Payment;

•

a lump sum payment equal to the present value of the increased pension benefits the executive would have received had the executive remained employed for an additional three years (in the case of Messrs. Forlenza and Kozy) or two years (in the case of Messrs. Reidy and Sherman and Dr. Strahlman) following termination;

•

continuation of the executive’s health and welfare benefits (reduced to the extent provided by any subsequent employer) for a period of three years (in the case of Messrs. Forlenza and Kozy) or two years (in the case of Messrs. Reidy and Sherman and Dr. Strahlman); and

•	outplacement services, subject to a limit on the cost to BD of $100,000.

“Cause” is generally defined as the willful and continued failure of the executive to substantially perform his or her duties, or illegal conduct or gross misconduct that is materially injurious to BD. “Good reason” is generally defined to include (i) any significant adverse change in the executive’s position or responsibilities, (ii) the failure of BD to pay any compensation called for by the agreement, or (iii) certain relocations of the executive.

Under the agreements with Messrs. Forlenza, Kozy and Sherman, if any payments or distributions made by BD to the executive as a result of a change in control would be subject to an excise tax imposed by the Internal Revenue Code, BD will make an additional tax reimbursement payment to the executive. As a result of this payment, the executive would retain the same amount, net of all taxes, that he would have retained had the excise tax not been triggered. This provision applies to any payments or distributions resulting from the change in control, including the accelerated vesting of equity awards. However, if such payments and distributions do not exceed 110% of the level that triggers the excise tax, the payments will be reduced to the extent necessary to avoid the excise tax.

The following table sets forth the estimated benefits each named executive officer would receive under his or her agreement in the event the executive was terminated without “cause” or terminated his or her employment for “good reason” following a change in control. The table assumes a termination date of September 30, 2015. These estimates are based on salary rates in effect as of September 30, 2015, and use the 2015 target PIP awards of the named executive officers as the Incentive Payment.

Name	Incentive Payment($)	Severance Payment($)	Additional Retirement Benefits($)	Health and Welfare Benefits($)	Outplacement Services($)	Tax Reimbursement($)	Total($)
Vincent A. Forlenza	1,484,000	7,632,000	534,240	40,500	100,000	9,715,407	19,506,147
Christopher R. Reidy	611,646	2,662,460	285,896	27,000	100,000	0	3,687,002
William A. Kozy	775,237	4,597,072	302,091	40,500	100,000	0	5,814,900
Jeffrey S. Sherman	461,369	2,052,959	280,845	27,000	100,000	0	2,922,173
Ellen R. Strahlman	514,188	2,313,846	261,720	27,000	100,000	0	3,216,754

Accelerated vesting of equity compensation awards upon a change in control

Upon a change in control, as defined in our equity compensation plan, all unvested SARs become fully vested and exercisable, and all time-vested restricted stock units and Performance Units become fully vested and payable (with Performance Units being payable at their target amount). This accelerated vesting occurs with respect to all equity compensation awards granted by BD, not just those granted to executive officers. No termination of employment is required to trigger this acceleration.

In November 2014, we amended our equity compensation plan to include a “double-trigger” vesting provision upon a change in control. Under this provision, awards made after January 1, 2015 will not automatically vest upon a change in control if the awards are either continued or replaced with similar awards. In those instances, the awards will automatically vest only if the associate is terminated without “cause” or the associate terminates employment for “good reason” (as such terms are defined in the plan) within two years of the change in control.

The following table sets forth the value to the named executive officers of the accelerated vesting of unvested equity compensation awards held at the end of fiscal year 2015, assuming a change in control of BD occurred on September 30, 2015. The BD common stock closing price of $132.66 on September 30, 2015 is used for purposes of these calculations.

Name	Time-vested restricted stock units($)	Performance Units($)	SARs($)	Total($)
Vincent A. Forlenza	9,996,329	11,598,464	11,302,788	32,897,581
Christopher R. Reidy	992,695	1,818,769	753,414	3,564,878
William A. Kozy	6,961,599	4,816,354	5,036,073	16,814,026
Jeffrey S. Sherman	3,490,019	2,284,803	2,537,318	8,312,140
Ellen R. Strahlman	1,056,637	1,234,932	489,733	2,781,302

The value of unvested restricted stock units and Performance Units is calculated by multiplying the shares distributable by $132.66. The value of unvested SARs is calculated using the difference between the exercise price of each SAR and $132.66.

Equity compensation upon termination of employment

Upon a named executive officer’s termination due to retirement:

•	all unvested SARs held by the named executive officer become fully exercisable for their remaining term;

•	all time-vested units held by the named executive officer vest at, or on the first anniversary of, retirement; and

•

all Performance Units held by the named executive officer vest pro rata based on the amount of the vesting period that had elapsed. The payments would be made after the end of the applicable vesting periods and would be based on BD’s actual performance for the applicable performance periods, rather than award targets.

Upon a named executive officer’s termination due to involuntary termination without cause:

•	the named executive officer is entitled to exercise his SARs for three months following termination, but only to the extent they were vested at the time of termination;

•	all TVUs held by the named executive officer vest pro rata based on the amount of the vesting period that had elapsed and all other time-vested restricted stock units fully vest; and

•

all Performance Units held by the named executive officer vest pro rata based on the amount of the vesting period that had elapsed. The payments would be made after the end of the applicable vesting periods and would be based on BD’s actual performance for the applicable performance periods, rather than award targets.

Upon a named executive officer’s termination due to death or disability:

•	all unvested SARs held by the named executive officer become fully exercisable for their remaining term;

•	all time-vested units held by the named executive officer fully vest; and

•	all Performance Units held by the named executive officer vest pro rata based on the amount of the vesting period that had elapsed. The payment would be based on award targets.

Proposal 2.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“E&Y”) has been selected by the Audit Committee of the Board to audit the accounts of BD and its subsidiaries for the fiscal year ending September 30, 2015. A representative of E&Y is expected to attend the meeting to respond to appropriate questions and will have the opportunity to make a statement.

Listed below are the fees billed to BD by E&Y for services rendered during fiscal years 2015 and 2014. The increase in Audit Fees compared to last year is primarily attributable to audit services performed in connection with the acquisition and integration of CareFusion.

	2015	2014
Audit Fees	$13,681,000	$7,282,000	“Audit Fees” include fees associated with the annual audit of BD’s consolidated financial statements, reviews of BD’s quarterly reports on Form 10-Q, registration statements filed with the SEC and statutory audits required internationally.

Audit Related Fees	$148,000	$186,000	“Audit Related Fees” consist of assurance and related services that are reasonably related to the performance of the audit or interim financial statement review and are not reported under Audit Fees. These services include benefit plan audits and other audit services requested by management, which are in addition to the scope of the financial statement audit.

Tax Fees	$932,000	$268,000	“Tax Fees” includes tax compliance, assistance with tax audits, tax advice and tax planning.

All Other Fees	$466,000	$277,000	“All Other Fees” includes various miscellaneous services.

Total	$15,227,000	$8,013,000

Pre-Approval of Audit and Non-Audit Services

The Audit Committee is responsible for appointing BD’s independent registered public accounting firm (the “independent auditors”) and approving the terms of the independent auditors’ services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditors, as described below. All of the services listed in the above table were approved pursuant to this policy.

Audit Services. Under the policy, the Audit Committee will appoint BD’s independent auditors each fiscal year and pre-approve the engagement of the independent auditors for the audit services to be provided.

Non-Audit Services. In accordance with the policy, the Audit Committee has established detailed pre-approved categories of non-audit services that may be performed by the independent auditors during the fiscal year, subject to the dollar limitations set by the Audit Committee. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve additional non-audit services to be performed by the independent auditors, subject to certain dollar limitations, and provided that the full Audit Committee is informed of each service. All other non-audit services are required to be pre-approved by the entire Audit Committee.

The Audit Committee believes that the provision of the non-audit services described above by E&Y is consistent with maintaining the independence of E&Y.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. IF RATIFICATION IS WITHHELD, THE AUDIT COMMITTEE WILL RECONSIDER ITS SELECTION.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews BD’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of BD’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee monitors these processes.

In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that BD’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by the applicable auditing standards.

In addition, the Committee discussed with the independent auditors the auditors’ independence from BD and its management, and the independent auditors provided to the Committee the written disclosures and the letter pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence. The Committee discussed with BD’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of BD’s internal controls, and the overall quality of BD’s financial reporting. Management has also reviewed with the Audit Committee its report on the effectiveness of BD’s internal control over financial reporting. The Audit Committee also received the report from the independent auditors on BD’s internal control over financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Bertram L. Scott, Chair

Basil L. Anderson

Catherine M. Burzik

Christopher Jones

Willard J. Overlock, Jr.

Rebecca W. Rimel

Proposal 3.	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Discussion and Analysis beginning on page 26 of this proxy statement describes BD’s executive compensation program and the compensation decisions made with respect to our CEO and the other individuals named in the Summary Compensation Table on page 40 (who we refer to as the “named executive officers”). Pursuant to Section 14A of the Securities Exchange Act of 1934, the Board of Directors is asking shareholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the shareholders of Becton, Dickinson and Company (“BD”) approve the compensation of the BD executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports BD’s business strategy and aligns the interests of our executives with those of our shareholders. At the same time, we believe our program does not encourage excessive risk-taking by management. We believe that the compensation actions discussed in the Compensation Discussion and Analysis appropriately reflected the performance of our named executive officers and BD during the year, and that payouts under our long-term incentive compensation demonstrate a high degree of alignment with BD’s performance against the targets set by our Compensation Committee.

For these reasons, the Board is asking shareholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our shareholders and will take into account the outcome of the vote when considering our compensation program and future compensation decisions for our executive officers. BD holds an advisory vote to approve named executive officer compensation on an annual basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

Proposal 4.	APPROVAL OF AMENDMENT TO THE 2004 EMPLOYEE AND DIRECTOR EQUITY-BASED COMPENSATION PLAN

At the Annual Meeting, BD shareholders will be asked to approve an amendment to our 2004 Employee and Director Equity-Based Compensation Plan (the “2004 Plan”) to increase the maximum number of shares of our common stock that may be issued under the 2004 Plan.

We use awards under the 2004 Plan to attract, retain and motivate associates throughout the BD organization who are important to BD’s future, and to align the interests of our associates with those of BD’s shareholders. We do not believe that there are enough authorized shares remaining under the 2004 Plan to meet our anticipated needs. Accordingly, the Board has adopted, subject to shareholder approval, an amendment to the 2004 Plan to increase the number of shares available for awards. The Board believes that BD must continue to offer equity compensation awards to successfully attract and retain the best possible BD associates.

Terms of proposed amendment

The proposed amendment to Section 5 of the 2004 Plan would increase the shares available for awards by 6,000,000 shares, from 33,800,000 to 39,800,000. Under the amendment, only 2,400,000 of the shares to be added by the amendment may be used for full-value awards. “Full-value” awards are any type of awards other than stock options and SARs. This would include, for instance, Performance Units and TVUs. No other amendments to the 2004 Plan are being proposed.

To the extent any outstanding award granted under the 2004 Plan is canceled or expires, the shares subject to the award will become available again for issuance. Also, shares underlying awards issued in assumption of, or substitution for, awards issued by a company acquired by BD (referred to as “Substitute Awards”) will not reduce the number of shares remaining available for issuance under the 2004 Plan. In the event an award is exercised through the delivery of BD shares, or withholding tax liabilities arising from an award are satisfied by the withholding of shares, the shares so delivered or withheld will not be available for issuance under the 2004 Plan. In addition, upon the exercise of a SAR, the greater of the number of shares subject to the SAR or the number of shares issued in connection with the exercise will be deducted from the number of shares available for issuance under the 2004 Plan.

A copy of the 2004 Plan as proposed to be amended (with deleted text indicated by strikethroughs and additions indicated by underlining) is attached to this proxy statement as Appendix B.

Shares available under our equity compensation plans and share usage

As of November 30, 2015, a total of 4,461,491 shares were available for issuance under the 2004 Plan, assuming outstanding Performance Units vest at target. This includes 2,141,447 shares available for full-value awards. In connection with our acquisition of CareFusion, the CareFusion equity compensation plan was terminated and no further awards will be made under that plan.

As of November 30, 2015, there were 9,666,058 outstanding option and SAR awards under the 2004 Plan, with a weighted average exercise price of $97.46 per share and a weighted average remaining term of 6.4 years. In addition, as of November 30, 2015, 4,205,667 unvested full value awards were outstanding under our equity incentive plans, assuming outstanding Performance Units vest at target. On December 4, 2015, the record date for the 2016 Annual Meeting, there were 212,165,747 shares of BD common stock outstanding.

The following table details our share usage under the 2014 Plan for the fiscal years 2013 through 2015:

Fiscal Year	Number of Options and SARs Granted (1)	Number of Time- Vested Restricted Stock Units Granted (1)(2)	Number of Performance- Based Restricted Stock Units Earned(3)	Total Grants	Basic Weighted Average BD Shares Outstanding	Unadjusted Share Usage (Burn Rate)
2013	1,524,315	1,209,685	0	2,734,000	195,157,000	1.40%
2014	1,073,127	904,324	125,720	2,103,171	193,299,000	1.09%
2015	1,037,042	879,030	226,586	2,142,658	202,537,000	1.06%

Three-Year Average						1.18%

(1)	Amounts shown for 2015 exclude 1,971,261 stock options and 1,067,417 time-vested restricted stock units granted upon the conversion of pre-acquisition equity awards of CareFusion into BD awards.

(2)	Includes the following restricted stock unit awards granted to our non-management directors: 28,109 in 2013; 22,060 in 2014; and 17,485 in 2015.

(3)	Represents the number of shares issued in connection with the vesting of Performance Units during the year. The number of shares withheld to cover taxes was 45,481 in 2014, and 87,906 in 2015.

Material terms of the 2004 Plan

The following is a summary of the material features of the 2004 Plan. This summary is qualified in its entirety by the full text of the 2004 Plan attached as Appendix B.

Eligibility and participation

Any employee of BD, including any officer or employee-director, is eligible to receive awards under the 2004 Plan. Additionally, any holder of an outstanding equity-based award issued by a company acquired by BD may be granted a Substitute Award under the 2004 Plan. BD had approximately 45,000 employees as of September 30, 2015. Non-management members of our Board of Directors are also eligible to participate in the 2004 Plan. There are currently 13 non-management directors.

Administration of the 2004 Plan

The 2004 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the sole discretion to grant to eligible participants one or more equity awards and to determine the type, number or amount of any award to be granted. The Compensation Committee has, among other powers, the authority to interpret and construe any provision of the 2004 Plan, adopt rules and regulations for administering the 2004 Plan, perform other acts relating to the 2004 Plan, and delegate any administrative responsibilities under the 2004 Plan. Decisions of the Compensation Committee are final and binding on all parties.

Awards

General. Awards are granted for no cash consideration, or for minimal cash consideration if required by applicable law. Awards may provide that upon their exercise, the holder will receive cash, BD stock, other securities, other awards, other property or any combination thereof. Shares of stock deliverable under the 2004 Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Exercise price. Except in the case of Substitute Awards, the exercise price of any stock option or SAR, and the purchase price of any security that may be purchased under any other award, will not be less than 100% of the fair market value of the BD stock or other security on the date of grant. The Compensation Committee may not amend an award to reduce its exercise, grant or purchase price (a “repricing”), cancel an outstanding stock option or SAR and replace it with a new award with a lower exercise price (except for adjustments in connection with stock splits and other events, as described below), or exchange for cash any option or SAR whose exercise price is less than the then-current BD stock price. The closing price of BD common stock on December 8, 2015 was $154.70.

Exercise of award; Form of consideration. The Compensation Committee determines the times at which options and other purchase rights may be exercised, and the methods by which payment of the purchase price may be made. No loans are extended by BD to any participant in connection with the exercise of an award (although BD is permitted to maintain a broker-assisted “cashless exercise” program for stock options).

Stock options and stock appreciation rights. The term of any stock options and SARs granted under the 2004 Plan is established by the Compensation Committee, but may not exceed 10 years. The Compensation Committee may impose a vesting schedule on stock options and SARs. No participant may receive stock options and SARs under the 2004 Plan in any calendar year that relate to more than 250,000 shares, subject to adjustment as discussed below. Unless otherwise provided by the Compensation Committee, employee stock options and SARs:

•

are exercisable following voluntary termination of employment or involuntary termination of employment without cause for three months, to the extent such awards were exercisable at the time of termination;

•	become fully vested upon retirement, death and disability, and otherwise remain in effect in accordance with their terms; and

•	otherwise lapse upon termination of employment.

Stock options granted under the 2004 Plan may be “incentive stock options” (“ISOs”), which afford certain favorable tax treatment for the holder, or “nonqualified stock options” (“NQSOs”). See “Tax matters” below.

Restricted stock and restricted stock units. The Compensation Committee may impose restrictions on restricted stock and restricted stock units, in its discretion. Upon death, disability or retirement, all restrictions on restricted stock and restricted stock units will no longer apply, and upon an involuntary termination without cause, participants vest in a pro rata portion of their award. In all other cases of termination of employment during the restriction period, restricted stock and restricted stock units will be forfeited.

Performance units. Performance unit payments are tied to the attainment of performance goals established by the Compensation Committee. The Compensation Committee establishes the performance criteria, the length of the performance period and the form and time of payment of the award. Upon retirement, certain disabilities or involuntary termination without cause during the performance period, a holder of performance units will receive a pro rata portion of the amount otherwise payable under the award. In the event of voluntary termination or termination for cause, performance units will be forfeited. In other cases of termination of employment during the performance period, the rights of the holder will be as determined by the Compensation Committee.

Other stock-based awards. The Compensation Committee may grant and establish the terms and conditions of other stock-based awards, such as dividend equivalent rights.

Performance-based compensation awards. Awards (other than stock options and SARs) to certain senior executives will, if the Compensation Committee intends any such award to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, become earned and payable only if pre-established targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Compensation Committee: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee, (vii) Market Share, (viii) Return on Invested Capital or (ix) Net Income (each as defined in the 2004 Plan). Such targets may relate to BD as a whole, or to one or more units of BD, and may be measured over such periods, as the Compensation Committee determines. The maximum number of shares that may be earned by an executive pursuant to any such performance-based award is 150,000 shares.

Certain adjustments. If a recapitalization, stock split or other event described in Section 5(e) of the 2004 Plan affects BD common stock in a way that an adjustment is required to preserve the value of outstanding awards and prevent dilution or enlargement of the benefits intended to be made available under the 2004 Plan, the Compensation Committee will adjust, as it determines equitable: (i) the number and type of shares (or other securities or property) available for awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price of any award. The Compensation Committee may not take any other action to reduce the exercise, grant or purchase price of any award as established at the time of grant.

Transferability. Awards granted under the 2004 Plan are not transferable other than by will or the laws of descent and distribution, except as otherwise provided by the Compensation Committee. However, in no event may an award be transferred by a participant for value. Except to the extent a transfer is permitted, an award is exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative.

Deferral

Eligible recipients of certain awards have the right to defer the receipt of any or all of the shares deliverable upon settlement of the award in accordance with the terms and conditions of BD’s Restoration Plan described previously in this proxy statement.

Change in control

Unless otherwise specified by the Compensation Committee, upon a change in control (as defined in the 2004 Plan), all awards issued prior to January 1, 2015 will become fully vested and exercisable, and any restrictions applicable to the awards will lapse. Awards granted on or after January 1, 2015 will not automatically vest upon a change in control if the awards are either continued or replaced with similar awards. In those instances, the awards will automatically vest only if the associate is terminated without “cause” or the associate terminates employment for “good reason” (as such terms are defined in the 2004 Plan) within two years of the change in control.

Amendment and termination

The Board of Directors may amend, discontinue or terminate the 2004 Plan or any portion of the 2004 Plan at any time. Shareholder approval may be required by NYSE, tax or regulatory requirements for certain amendments. Participant approval must also be obtained for any amendment that would adversely affect the rights of such participant under any award granted under the 2004 Plan.

New plan benefits

The issuance of any awards under the 2004 Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. The table below sets forth the awards that were provided under the 2004 Plan during the 2015 fiscal year to our named executive officers and others. More information on the awards made during the 2015 fiscal year to the named executive officers appears in the “Grants of Plan-Based Awards in Fiscal Year 2015” table on page 42.

Becton, Dickinson and Company

2004 Employee and Director Equity-Based Compensation Plan

Name and Position	SARs	Performance Units	Time Vested Units
Vincent A. Forlenza	144,098	24,441	13,813
Chairman, Chief Executive Officer and President
Christopher R. Reidy	36,459	6,184	3,495
Executive Vice President, Chief Financial Officer and Chief Administrative Officer
William A. Kozy	46,875	7,951	4,494
Executive Vice President and Chief Operating Officer
Jeffrey S. Sherman	23,438	3,976	2,247
Executive Vice President and General Counsel
Ellen R. Strahlman, M.D.	26,042	4,417	2,497
Executive Vice President, Research and Development and Chief Medical Officer
All executive officers as a group	403,824	68,500	39,797
All non-management directors as a group	0	0	17,485
BD employees other than executive officers, as a group	633,218	107,477	821,748

Tax matters

The following is a brief summary of the principal income tax consequences under current federal income tax laws relating to awards under the 2004 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Non-qualified stock options and SARs. An optionee or SAR recipient will not recognize any taxable income upon the grant of an NQSO or SAR and BD will not be entitled to a tax deduction with respect to the grant of an NQSO or SAR. Upon exercise of an NQSO or SAR, the excess of the fair market value of the underlying shares of BD common stock on the exercise date over the exercise price will be taxable as compensation income to the grantee and will be subject to applicable withholding taxes. BD will generally be entitled to a tax deduction at such time in the amount of such compensation income. The grantee’s tax basis for the shares received pursuant to the exercise of an NQSO or SAR will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of shares received upon the exercise of an NQSO or SAR, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

Incentive stock options. An optionee will not recognize any taxable income at the time of grant or exercise of an ISO while an employee (or within three months after termination of employment), and BD will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to BD, if the ISO is not exercised while the optionee is employed by BD or within three months after termination of employment, or if the optionee subsequently engages in a “disqualifying disposition,” as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax. A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO or (b) the amount realized on such disqualifying disposition of the shares, over (ii) the option exercise price of such shares, will be ordinary income to the optionee, and BD will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by BD.

Restricted stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within 30 days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If restricted stock for which a Section 83(b) election has been made is subsequently forfeited, the holder will not be able to recover any taxes that were paid as a result of such election. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, BD generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

Restricted stock units and performance units. The grant of an Award of restricted stock units or performance units will not result in income for the grantee or in a tax deduction for BD. Upon the settlement of such an Award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and BD generally will be entitled to a tax deduction in the same amount.

Equity Compensation Plan Information

The following table provides certain information as of September 30, 2015 regarding BD’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	12,658,334	(2)	$86.04	6,672,260	(3)
Equity compensation plans not approved by security holders	1,766,758	(4)	N/A	0	(5)

Total	14,425,092		$86.04	6,672,260

(1)	Shares issuable pursuant to outstanding awards of Performance Units and time-vested restricted stock units under the 2004 Plan and BD’s Stock Award Plan, as well as shares issuable under the Directors’ Deferral Plan, the Restoration Plan and the GSIP, are not included in the calculation of weighted-average exercise price, as there is no exercise price for these shares.

(2)	Shares issuable includes (i) 1,138,679 pre-acquisition CareFusion stock options that were converted to BD awards under the 2004 Plan and 7,263,936 SARs granted under the 2004 Plan, (ii) 1,138,576 Performance Unit awards (assuming maximum payout) and 2,727,850 TVU awards granted under the 2004 Plan, and 339,205 pre-acquisition CareFusion time-vested restricted stock unit awards that were converted to BD awards under the 2004 Plan, and (iii) 50,088 shares issuable under restricted stock unit awards granted under the Stock Award Plan. The weighted average remaining term of the outstanding options and SARs is 5.74 years.

(3)	Represents shares available for issuance under the 2004 Plan and includes 2,706,149 shares available for full-value awards, assuming maximum payout of outstanding Performance Units.

(4)	Includes 119,055 shares issuable under the Directors’ Deferral Plan, 344,646 shares issuable under the Restoration Plan, and 1,303,057 shares issuable under the GSIP.

(5)	Not shown are shares issuable under the Directors’ Deferral Plan, the Restoration Plan or the GSIP. There are no limits on the number of shares issuable under these plans, and the number of shares that may become issuable will depend on future elections made by plan participants.

Directors’ Deferral Plan. The Directors’ Deferral Plan allows non-management directors to defer receipt, in an unfunded cash account or a BD common stock account, of all or part of their annual retainer and other cash fees. In the event a director elects to have fees deferred in a BD common stock account, the director’s account is credited with a number of shares based on the market price of the BD common stock on the due date of such payment. The cash fees deferred by the director are used to purchase shares of BD common stock on the open market, which are then held in a trust. Directors may also defer receipt of the shares underlying their restricted stock unit awards. The number of shares credited to the BD common stock accounts of participants is adjusted periodically to reflect the payment and reinvestment of dividends on the BD common stock. Participants may elect to have amounts held in a cash account converted into a BD common stock account. The Directors’ Deferral Plan is not qualified, and participants have an unsecured contractual commitment of BD to pay the amounts due under the Directors’ Deferral Plan. When such payments are due, the cash will be distributed from BD’s general assets while common stock will be distributed from the trust.

Restoration Plan. Information regarding the deferral features of the Restoration Plan can be found beginning on page 48 of this proxy statement. The shares held in the plan as of September 30, 2015 include 49,788 shares acquired by participants through cash deferrals and 294,858 shares deferred under participants’ equity compensation awards. In the event a participant elects to have cash compensation deferred in a BD common stock account, the participant’s account is credited with a number of shares based on the prevailing market price of the BD common stock. The cash deferred by the participant is used to purchase the shares of BD common stock on the open market, which are then held in a trust. The number of shares credited to the BD common stock accounts of participants is adjusted periodically to reflect the payment and reinvestment of dividends on the BD common stock.

GSIP. BD maintains the GSIP for its non-U.S. associates in certain jurisdictions outside of the United States. The purpose of the GSIP is to provide non-U.S. associates with a means of saving on a regular and long-term basis and acquiring a beneficial interest in BD common stock. Participants may contribute a portion of their base pay, through payroll deductions, to the GSIP for their account. BD provides matching funds of up to 3% of a participant’s base pay through contributions to the participant’s plan account. Contributions to the GSIP are used to purchase shares of BD common stock on the open market, which are then held in a trust.

A participant may withdraw the vested portion of the participant’s account, although such withdrawals must be in the form of a cash payment if the participant is employed by BD at the time of withdrawal. Following termination of service, withdrawals will be paid in either cash or shares, at the election of the participant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

SHAREHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2017 ANNUAL MEETING

Any proposal that a shareholder wishes to submit for inclusion in BD’s proxy materials for the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) pursuant to SEC Rule 14a-8 must be received by BD not later than August 19, 2016. Notice of any other proposal or director nomination that a shareholder wishes to submit for consideration at the 2017 Annual Meeting pursuant to BD’s By-Laws must be delivered to BD not earlier than September 28, 2016 and not later than October 28, 2016. Such other proposal or director nomination also must satisfy the information and other requirements specified in BD’s By-Laws, which are available on BD’s website at www.bd.com/investors/ corporate_governance/. Any shareholder proposal or director nomination submitted to BD in connection with the 2017 Annual Meeting should be addressed to: Corporate Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Presented below are reconciliations of non-GAAP financial measures discussed in the Compensation Discussion and Analysis section of this proxy statement to the comparable GAAP financial measure.

PIP

2015 Revenues

Reported revenues	$10,282
Purchase accounting adjustments	20
Adjustment for favorable impact of acquisitions	(7)

Adjusted revenues	$10,295
Adjustment for unbudgeted unfavorable foreign currency translation	364

Adjusted currency-neutral revenues	$10,659

2015 EPS

Reported EPS	$3.35
Adjustment for financing related costs	0.31
Adjustment for transaction costs	0.19
Adjustment for integration costs	0.29
Adjustment for restructuring costs	0.80
Purchase accounting adjustments	2.17
Adjustment for litigation related charge	0.04
Adjustment for favorable impact of accrual adjustment	(0.01)
Adjustment for dilutive share impact	0.02

Adjusted EPS	$7.16
Adjustment for unbudgeted unfavorable foreign currency translation	0.40

Adjusted currency-neutral EPS	7.56

Performance Units

2012-2014 Performance Period

Average Revenue Growth
Reported	5.0%
Impact of acquisitions	(0.2%)

Total	4.8%

Average ROIC
Reported	21.6%
Impact of acquisitions and divestitures	0.9%
Impact of discreet adjustments(1)	1.3%

Total	23.8%

(1)	Include adjustments for charges relating to discontinuance of product development program, costs relating to termination of European distributor, a gain on equity investment, charges relating to termination of research and development program, non-cash pension settlement charges, costs associated with a workforce reduction, acquisition-related transaction costs, litigation settlements and verdicts, and the medical device tax paid in fiscal years 2013 and 2014.

A-1

Appendix B

BECTON, DICKINSON AND COMPANY

2004 EMPLOYEE AND DIRECTOR EQUITY-BASED

COMPENSATION PLAN

As amended and restated as of January 26, 2016

Section 1. Purpose.

The purpose of the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan is to provide an incentive to employees of the Company and its subsidiaries to achieve long-range goals, to aid in attracting and retaining employees and directors of outstanding ability and to closely align their interests with those of shareholders.

Section 2. Definition.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” shall mean the board of directors of the Company.

(e) “Cause” shall mean (i) the willful and continued failure of a Participant to perform substantially the Participant’s duties with the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without the reasonable belief that the Participant’s action or omission was in the best interest of the Company.

(f) “Change in Control” means

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(f), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (iv) any acquisition by any corporation pursuant to a transaction that complies with Section 2(f)(iii)(A), Section 2(f)(iii)(B) and Section 2(f)(iii)(C), or (v) any acquisition that the Board determines, in good faith, was inadvertent, if the acquiring Person divests as promptly as practicable a sufficient amount of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities, as applicable, to reverse such acquisition of 25% or more thereof;

(ii) individuals who, as of the day after the effective time of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such time whose election, or nomination for election as a director by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or subsequently all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee as may be designated by the Board.

(i) “Company” shall mean Becton, Dickinson and Company.

(j) “Disability” shall mean a Participant’s disability as determined in accordance with a disability insurance program maintained by the Company.

(j) “409A Disability” shall mean a Disability that qualifies as a total disability as defined below and determined in a manner consistent with Code Section 409A and the regulations thereunder:

The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

A Participant will be deemed to have suffered a 409A Disability if determined to be totally disabled by the Social Security Administration. In addition, the Participant will be deemed to have suffered a 409A Disability if determined to be disabled in accordance with a disability insurance program maintained by the Company, provided that the definition of disability applied under such disability insurance program complies with the requirements of Code Section 409A and the regulations thereunder.

(k) “Earnings Per Share” shall mean earnings per share calculated in accordance with U.S. Generally Accepted Accounting Principles.

(l) “Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which payment of the Award may be deducted by the Company, and (ii) the recipient of compensation of more than $1,000,000 for that taxable year.

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n) “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.

(o) “Market Share” shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one of its business units during a time period.

(p) “Net Income” shall mean net income calculated in accordance with U.S. Generally Accepted Accounting Principles.

(q) “Net Revenue Per Employee” in a period shall mean net revenue divided by the average number of employees of the Company, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.

(r) “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(s) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(t) “Other Stock-Based Award” shall mean any right granted under Section 9.

(u) “Participant” shall mean an individual granted an Award under the Plan.

(v) “Performance Unit” shall mean any right granted under Section 8.

(w) “Restricted Stock” shall mean any Share granted under Section 7.

(x) “Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

(y) “Retirement” shall mean a Separation from Service after attainment of retirement as specified in the applicable terms of an Award.

(z) “Return On Common Equity” for a period shall mean net income less preferred stock dividends divided by total shareholders’ equity, less amounts, if any, attributable to preferred stock.

(aa) “Return on Invested Capital” for a period shall mean earnings before interest, taxes, depreciation and amortization divided by the difference of total assets less non-interest bearing current liabilities.

(bb) “Return On Net Assets” for a period shall mean net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

(cc) “Revenue Growth” shall mean the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.

(dd) “Plan” shall mean this Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan.

(ee) “Separation from Service” shall mean a termination of employment or other separation from service from the Company, as described in Code Section 409A and the regulations thereunder, including, but not limited to a termination by reason of Retirement or involuntary termination without Cause, but excluding any such termination where there is a simultaneous re-employment by the Company.

(ff) “Shares” shall mean shares of the common stock of the Company, $1.00 par value.

(gg) “Specified Employee” shall mean a Participant who is deemed to be a specified employee in accordance with procedures adopted by the Company that reflect the requirements of Code Section 409A(2)(B)(i) and the guidance thereunder.

(hh) “Stock Appreciation Right” shall mean a right to receive a payment, in cash and/or Shares, as determined by the Committee, equal in value to the excess of the Fair Market Value of a Share at the time the Stock Appreciation Right is exercised over the exercise price of the Stock Appreciation Right.

(ii) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(jj) “Total Shareholder Return” shall mean the sum of the appreciation in the Company’s stock price and dividends paid on the common stock of the Company over a given period of time.

Section 3. Eligibility.

(a) Any individual who is employed by (including any officer), or who serves as a member of the board of directors of, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

(b) An individual who has agreed to accept employment by the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

(c) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

Section 4. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange and the Securities and Exchange Commission, and each of whom shall be a “Non-Employee Director”, as defined from time to time for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing, the Plan will be interpreted and administered by the Committee in a manner that is consistent with the requirements of Code Section 409A to allow for tax deferral thereunder, and the Committee shall take no action hereunder that would result in a violation of Code Section 409A.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

Section 5. Shares Available For Awards.

(a) The number of Shares available for issuance under the Plan is ~~33,800,000~~39,800,000 shares, subject to adjustment as provided below. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), (i) no Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year that relate to more than 250,000 Shares, (ii) the maximum number of Shares with respect to which unrestricted Awards (either as to vesting, performance or otherwise) may be made to employees under the Plan is 450,000 Shares, and (iii) the maximum number of Shares that may be issued with respect to any Awards granted on or after February 2, 2010 that are not Awards of Options or Stock Appreciation Rights shall be ~~7,340,000.~~9,740,000.

(b) If, after the effective date of the Plan, any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan, except as otherwise provided in Section 5(f).

(c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing, this Section 5(c) will not apply to any such surrender or withholding of Shares occurring on or after November 21, 2006.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(e) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is required in order to preserve the value of issued and outstanding Awards and to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

(g) Upon the exercise of any Stock Appreciation Rights, the greater of (i) the number of shares subject to the Stock Appreciation Rights so exercised, and (ii) the number of Shares, if any, that are issued in connection with such exercise, shall be deducted from the number of Shares available for issuance under the Plan.

Section 6. Options and Stock Appreciation Rights.

The Committee is hereby authorized to grant Options and Stock Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option or Stock Appreciation Right shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right. The exercise price of a Substitute Award may be less than the Fair Market Value of a Share on the date of grant to the extent necessary for the value of Substitute Award to be substantially equivalent to the value of the award with respect to which the Substitute Award is issued, as determined by the Committee.

(b) The term of each Option and Stock Appreciation Right shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

(c) The Committee shall determine the time or times at which an Option or Stock Appreciation Right may be exercised in whole or in part, and, with respect to Options, the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(e) Section 10 sets forth certain additional provisions that shall apply to Options and Stock Appreciation Rights.

Section 7. Restricted Stock And Restricted Stock Units.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, that if the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units to an employee of the Company relate exclusively to the passage of time and continued employment, such time period shall consist of not less than thirty-six (36) months. In the event the vesting of any Award of Restricted Stock is subject to the achievement of performance goals, the performance period relating to such Award shall be at least twelve (12) months. Any Award of Restricted Stock Units for which vesting is conditioned upon the achievement of performance goals shall be considered an award of Performance Units under Section 8.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d) Upon a Participant’s (i) Separation from Service on account of Retirement, death or Disability, any and all remaining restrictions with respect to an award of Restricted Stock granted to the Participant shall lapse, and the Participant shall receive all of the Shares of Restricted Stock subject to the award, (ii) involuntary termination without Cause, any and all remaining restrictions with respect to an award of Restricted Stock shall lapse, and the Participant shall receive a pro-rata portion of the Shares of Restricted Stock subject to the Award based on the portion of the vesting period that the Participant was employed, and (iii) voluntary termination or involuntary termination with Cause, all Shares of Restricted Stock held by the Participant shall be forfeited as of the date of termination.

(e) Notwithstanding anything contained herein to the contrary, upon a Participant’s:

(i) Separation from Service on account of Retirement or Disability, any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant shall receive any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter (or at such later distribution date as may be set by the Committee at the time of the Award or in any amendment thereto), except that, for amounts subject to Code Section 409A, in the case of a Participant who is a Specified Employee, the payment of such amounts that are made on account of the Specified Employee’s Separation from Service shall not be made prior to the earlier of (A) the first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date) or (B) death;

(ii) Separation from Service on account of involuntary termination without Cause, any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant shall receive a pro-rata portion of any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter based on the portion of the vesting period that the Participant was employed; provided, that the Committee may, in its discretion, authorize the payment to the Participant of all amounts payable with respect to such Restricted Stock Units in the case of financial hardship on the part of the Participant or in connection with a reduction-in-force. Notwithstanding the foregoing, for amounts subject to Code Section 409A, in the case of a Participant who is a Specified Employee, the payment of such amounts that are made on account of the Specified Employee’s Separation from Service shall not be made prior to the earlier of (A) the first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date) or (B) death;

(iii) death, any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant’s beneficiary shall receive any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter; and

(iv) voluntary termination or involuntary termination with Cause, all Restricted Stock Units held by the Participant shall be forfeited as of the date of termination.

Section 8. Performance Units.

(a) The Committee is hereby authorized to grant Performance Units to Participants.

(b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee; provided, that the performance period relating to any Award of Performance Units shall be at least twelve (12) months.

(c) Notwithstanding anything contained herein to the contrary, upon a Participant’s:

(i) Separation from Service on account of Retirement or involuntary termination without Cause prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive, following the expiration of such performance period, a pro-rata portion of any amounts otherwise payable with respect to, or a pro-rata right to exercise, the Performance Unit;

(ii) death or 409A Disability prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant or the Participant’s beneficiary shall receive upon such event a partial payment with respect to, or a partial right to exercise, such Performance Unit as determined by the Committee in its discretion;

(iii) Separation from Service on account of Disability (other than a 409A Disability) prior to the expiration for any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive, following the expiration of such performance period, a partial payment with respect to, or a partial right to exercise, such Performance Unit as determined by the Committee in its discretion; and

(iv) voluntary termination or involuntary termination with Cause, all Performance Units held by the Participant shall be canceled as of the date of termination.

Section 9. Other Stock-Based Awards.

The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan (provided that no rights to dividends and dividend equivalents shall be granted in tandem with an Award of Options or Stock Appreciation Rights). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards; provided, that (i) if the vesting conditions applicable to any such Award to an employee relate exclusively to the passage of time and continued employment, such time period shall consist of not less than thirty-six (36) months, (ii) if the vesting of the award is contingent upon the achievement of any performance goals over a performance period, the performance period relating to such Award shall be at least twelve (12) months. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. To the extent that any Other Stock-Based Awards granted by the Committee are subject to Code Section 409A as nonqualified deferred compensation, such Other Stock-Based Awards shall be subject to terms and conditions that comply with the requirements of Code Section 409A to avoid adverse tax consequences under Code Section 409A.

Section 10. Effect Of Termination On Certain Awards.

Except as otherwise provided by the Committee at the time an Option or Stock Appreciation Right is granted or in any amendment thereto, if a Participant ceases to be employed by, or serve as a non-employee director of, the Company or any Affiliate, then:

(a) if termination is for Cause, all Options and Stock Appreciation Rights held by the Participant shall be canceled as of the date of termination;

(b) if termination is voluntary or involuntary without Cause, the Participant may exercise each Option or Stock Appreciation Right held by the Participant within three months after such termination (but not after the expiration date of such Award) to the extent such Award was exercisable pursuant to its terms at the date of termination; provided, however, if the Participant should die within three months after such termination, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise by reason of the Participant’s death, at any time within a period of one year after death (but not after the expiration date of the Award) to the extent such Award was exercisable pursuant to its terms at the date of termination;

(c) if termination is (i) by reason of Retirement (or alternatively, in the case of a non-employee director, at a time when the Participant has served for five full years or more and has attained the age of sixty), or (ii) by reason of a Disability, each Option or Stock Appreciation Right held by the Participant shall, at the date or Retirement or Disability, become exercisable to the extent of the total number of shares subject to the Option or Stock Appreciation Right, irrespective of the extent to which such Award would otherwise have been exercisable pursuant to the terms of the Award at the date of Retirement or Disability, and shall otherwise remain in full force and effect in accordance with its terms;

(d) if termination is by reason of the death of the Participant, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise such Award by reason of the Participant’s death, to the extent of the total number of shares subject to the Award, irrespective of the extent to which such Award would have otherwise been exercisable pursuant to the terms of the Award at the date of death, and such Award shall otherwise remain in full force and effect in accordance with its terms.

Section 11. General Provisions Applicable To Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments. Notwithstanding the foregoing, in no event shall the Company extend any loan to any Participant in connection with the exercise of an Award; provided, however, that nothing contained herein shall prohibit the Company from maintaining or establishing any broker-assisted cashless exercise program.

(d) Unless the Committee shall otherwise determine, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution. In no event may an Award be transferred by a Participant for value. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f) Every Award (other than an Option or Stock Appreciation Right) to a member of the Executive Group shall, if the Committee intends that such Award should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee (vii) Market Share, (viii) Return on Invested Capital, or (ix) Net Income. For any Award subject to any such pre-established formula, no more than 150,000 Shares can be paid in satisfaction of such Award to any Participant, subject to adjustment as provided in Section 5(e). Notwithstanding any provision of this Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 11(f) applies upon attainment of such pre-established formula.

(g) Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control:

(i) All outstanding Awards granted prior to January 1, 2015 shall become fully vested and exercisable, all performance targets applicable to such Awards, if any, shall be deemed to have been met at target performance, and any restrictions applicable to such Awards shall automatically lapse.

(ii) All outstanding Awards granted on or after January 1, 2015 shall become fully vested and exercisable, all performance targets applicable to such Awards, if any, shall be deemed to have been met at target performance, and any restrictions applicable to such Awards shall automatically lapse, except to the extent such Awards are (1) assumed by the successor corporation (or an affiliate thereof) or continued, or (2) replaced with an equity award that preserves the existing value of the Award at the time of the Change in Control on terms that are no less favorable to the Participant than those applicable to the Award (in each case in clauses (1) and (2), a “Continuing Award”), in which event such Continuing Awards shall remain outstanding and be governed by their respective terms, subject to Section 11(g)(iii) below.

(iii) In the event a Participant holding a Continuing Award is involuntarily terminated without Cause or such Participant terminates employment with the Company for Good Reason (as defined below) within the two-year period commencing on the Change in Control, then, as of the date of such termination, the Continuing Award shall become fully vested and exercisable, all performance targets applicable to the Award, if any, shall be deemed to have been met at target performance, and any other restrictions applicable to any Award shall automatically lapse

(iv) For purposes of this Section 11(g), the following capitalized terms shall have the meanings provided below.

(A) “Good Reason” means the occurrence (without the Participant’s express written consent) of (1) a reduction in the Participant’s base salary as in effect immediately prior to the Change in Control or as the same may be increased thereafter from time to time, or a reduction in the Participant’s annual performance incentive award opportunity or equity-based compensation that is not in good faith and consistent with past practices, or (2) any change in the location of the Participant’s principal place of employment as it existed immediately prior to the Change in Control to a location that is more than twenty-five (25) miles from such principal place of employment. No event described above shall constitute Good Reason unless the Participant gives written notice to the Company of the existence of the event within 90 days after the initial occurrence of such event and the Company has not remedied such within 30 days of receipt of such notice. Notwithstanding the foregoing, if a Participant is a party to a Change in Control Agreement (as defined below), “Good Reason” with respect to such Participant for purposes of this Plan shall have the meaning given to such term in the Change in Control Agreement.

(B) “Change in Control Agreement” means an employment agreement or other agreement or plan between the Company and a Participant and approved by the Board or the Committee that provides for the continued employment of the Participant following a Change in Control and the payment of benefits upon termination of employment in connection with or following a Change in Control.

(v) Notwithstanding anything in this Section 11(g) to the contrary, any Awards that are otherwise subject to Code Section 409A shall not be distributed or payable upon a Change in Control unless the Change in Control otherwise meets the requirements for a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A and the regulations and other guidance promulgated thereunder; instead such Awards shall be distributed or payable in accordance with the Award’s applicable terms.

(h) Non-employee Directors of the Company shall be entitled to defer the receipt of any Shares that may become issuable to them under any Award in accordance with the terms of the 1996 Directors’ Deferral Plan, as the same may be hereinafter amended, or any other plan that may be established by the Company that provides for the deferred receipt of such Shares.

(i) Employees of the Company shall be entitled to defer the receipt of any Shares that may become issuable to them under any Award in accordance with the terms of the Deferred Compensation and Retirement Benefit Restoration Plan, as the same may be hereinafter amended, or any other plan that may be established by the Company that provides for the deferred receipt of such Shares.

Section 12. Amendments And Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (A) if the effect thereof is to increase the number of Shares available for issuance under the Plan or to expand the class of persons eligible to participate in the Plan or (B) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. In all events, no termination or amendment shall be made in a manner that is inconsistent with the requirements under Code Section 409A to allow for tax deferral.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award,; provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Section 5(e), no such action shall reduce the exercise price, grant price or purchase price of any Award established at the time of grant thereof; and provided further, that the Committee’s authority under this Section 12(b) is limited in the case of Awards subject to Section 11(f), as set forth in Section 11(f); and provided further, that the Committee may not act under this Section 12(b) in a way that is inconsistent with the requirements under Code Section 409A to allow for tax deferral. In no event shall an outstanding Option or Stock Appreciation Right for which the exercise price is less than the Fair Market Value of a Share be cancelled in exchange for cash or, except as provided in Section 5(e), replaced with a new Option or Stock Appreciation Right with a lower exercise price, without approval of the Company’s shareholders.

(c) Except as noted in Section 11(f), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(e)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, in connection with a Business Combination, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

(e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect or to otherwise comply with the requirements of Code Section 409A so as to avoid adverse tax consequences under Code Section 409A.

Section 13. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any delegation to management shall conform with the requirements of the corporate law of New Jersey and with the requirements, if any, of the New York Stock Exchange, in either case as in effect from time to time.

(c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14. Effective Date Of Plan.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

Section 15. Term Of The Plan.

No Award shall be granted under the Plan after January 29, 2023. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
Vote by Internet
• Go to www.investorvote.com/BDX.
• Or scan the QR code with your smartphone.
• Follow the steps outlined on the secure website.
Vote by telephone
• Within the USA, US territories and Canada, call toll free 1-800-652-
VOTE (8683) on a touch tone telephone.
There is No CHARGE to you for the call.
• Outside the USA, US territories and Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Voting instructions submitted by GSIP participants must be received by 12:00 p.m., EST, on January 20, 2016. Voting instructions submitted by all other BD plan participants must be received by 12:00 p.m., EST, on January 22, 2016. All proxies submitted by record holders through the Internet or telephone must be received by 11:00 a.m., EST, on January 26, 2016.

▼ IF YOU DO NOT VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed; and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Basil L. Anderson	☐	☐	☐	05 - Christopher Jones	☐	☐	☐	09 - Willard J. Overlock, Jr.	☐	☐	☐

02 - Catherine M. Burzik	☐	☐	☐	06 - Marshall O. Larsen	☐	☐	☐	10 - Claire Pomeroy	☐	☐	☐

03 - Vincent A. Forlenza	☐	☐	☐	07 - Gary A. Mecklenburg	☐	☐	☐	11 - Rebecca W. Rimel	☐	☐	☐

04 - Claire M. Fraser	☐	☐	☐	08 - James F. Orr	☐	☐	☐	12 - Bertram L. Scott	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of selection of independent registered public accounting firm.	☐	☐	☐	4. Approval of amendments to the 2004 Employee and Director Equity-Based Compensation Plan.	☐	☐	☐

3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian, or other representative capacity, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

0284CB

Dear Shareholder/Plan Participant:

Becton, Dickinson and Company (BD) encourages you to take advantage of convenient ways by which you can vote or direct the voting of your shares. You can vote your shares 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes the proxies named on the below proxy/voting instruction card in the same manner as if you marked, signed, dated and returned the proxy/voting instruction card. If you choose to vote your shares by telephone or through the Internet, there is no need to mail back your proxy/voting instruction card. To vote your shares electronically, please have this voting form in hand and follow the instructions outlined on the reverse side.

Your vote is important. Thank you for voting.

▼ IF YOU DO NOT VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy / Voting Instruction Card — BECTON, DICKINSON AND COMPANY	+

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting on January 26, 2016

The undersigned hereby appoints Vincent A. Forlenza, Christopher R. Reidy, Jeffrey S. Sherman and Gary DeFazio, and any of them, with full power of substitution, proxies to attend the Annual Meeting of Shareholders of the Company to be held at 1:00 p.m. EST on Tuesday, January 26, 2016 at the Four Seasons Hotel New York, 57 East 57th Street, New York, New York, and any adjournment thereof, and to vote all shares of the common stock of the Company which the undersigned is entitled to vote upon each of the matters referred to in this proxy and, in their discretion, upon such other matters as may properly come before the meeting. This does not apply to shares held through Company plans, which are addressed below.

Where no choice is made on the reverse side of this form, the proxies will vote FOR all Director nominees; and FOR Proposals 2, 3 and 4.

For plan participants. This card constitutes voting instructions to the respective trustees for any shares of common stock allocated to the undersigned under the Company’s 1996 Directors’ Deferral Plan (“DDP”), the Company’s Deferred Compensation and Retirement Benefit Restoration Plan (“DCP”) and, when so provided, the Global Share Investment Program (“GSIP”), and also constitutes voting instructions to the trustees for a proportionate number of shares of common stock in the DDP, DCP and GSIP for which voting instructions are not received. To the extent the undersigned has been allocated shares of common stock through the Company’s Savings Incentive Plan (“SIP”), the undersigned is considered a named fiduciary. As a named fiduciary, this card constitutes instructions to the SIP trustee how to vote those shares. Shares for which no voting instructions are received by the SIP trustee will be voted in the same proportion as those shares for which timely instructions have been received.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. If you do not vote by telephone or over the Internet, please sign and return this card using the enclosed envelope.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting (for record holders only).	☐

¢	IF VOTING BY MAIL, COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+